Exhibit 99.9

West Fraser Timber Co. Ltd.

Notice of Annual

Meeting of Shareholders

To Be Held April 21, 2020

Information Circular

Your Participation is Important

Please Take the Time to Vote

WHAT’S INSIDE:

INVITATION TO SHAREHOLDERS	2
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	3
INFORMATION CIRCULAR	5
DEFINITIONS	5
VOTING AND PROXIES: QUESTIONS AND ANSWERS	7
VOTING BY NON-REGISTERED SHAREHOLDERS	10
BUSINESS TO BE TRANSACTED AT THE MEETING	11
INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS	12
BOARD RENEWAL	19
DIRECTOR COMPENSATION	22
VOTING SECURITIES, PRINCIPAL SHAREHOLDERS AND NORMAL COURSE ISSUER BID	24
APPOINTMENT OF THE AUDITOR	25
ADVISORY RESOLUTION ON THE COMPANY’S APPROACH TO EXECUTIVE COMPENSATION (SAY ON PAY)	26
OUR CORPORATE GOVERNANCE POLICIES AND PROCEDURES	26
GOVERNANCE POLICY	26
CHAIRMAN OF THE BOARD	27
LEAD DIRECTOR	27
GOVERNANCE & NOMINATING COMMITTEE	27
MAJORITY VOTING POLICY	28
ADVANCE NOTICE POLICY	28
CODE OF CONDUCT	28
CHARTERS	29
MINIMUM EQUITY HOLDING	30
MANDATE OF THE BOARD	30
CORPORATE DISCLOSURE POLICY	31
AUDIT COMMITTEE	31
DECISIONS REQUIRING PRIOR APPROVAL BY THE BOARD	32
SHAREHOLDER FEEDBACK AND CONCERNS	32
EXPECTATIONS OF MANAGEMENT	33
COMPOSITION OF THE BOARD	34
DIVERSITY POLICY	36
SERVING ON OTHER BOARDS	37
COMMITTEES OF THE BOARD	37
ORIENTATION PROGRAM AND CONTINUING EDUCATION	39
PERFORMANCE REVIEWS	41
MEETING ATTENDANCE RECORD	41
EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS	42
REPORT ON EXECUTIVE COMPENSATION	43
PERFORMANCE GRAPH	52
EXECUTIVE COMPENSATION	53
OPTION GRANTS	55
RS UNITS AND PS UNITS	59
PENSION PLANS	61
SEVERANCE AND CHANGE OF CONTROL AGREEMENTS	63
DIRECTORS’ COMPENSATION AND HOLDINGS	63
INDEBTEDNESS OF DIRECTORS, OFFICERS AND EMPLOYEES	63
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	64
ADDITIONAL INFORMATION	64

INVITATION TO SHAREHOLDERS

Dear Shareholders:

You are invited to attend the Annual Meeting of Shareholders of West Fraser Timber Co. Ltd., which will take place on April 21, 2020 at 11:30 a.m., local time, at 1250 Brownmiller Road, Quesnel, B.C.

The items of business to be considered at the Meeting are described in the accompanying Notice of Annual Meeting and Information Circular.

Your participation and views are very important to us. You are encouraged to vote, which can be done by following the instructions enclosed with these materials.

At the Meeting, in addition to dealing with the matters described in the Notice, I will review the affairs of the Company. Also, you will have an opportunity to ask questions and to meet the Company’s Directors and management representatives.

All of our public documents, including the 2019 Annual Report and Quarterly Reports, are available on our website at www.westfraser.com. You are encouraged to access our website during the year for continuous disclosure items, including news releases and investor presentations.

I look forward to seeing you at the Meeting.

Yours sincerely,

/s/ Raymond Ferris
Raymond Ferris
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting (the “Meeting”) of Shareholders of WEST FRASER TIMBER CO. LTD. (the “Company”) will be held at 1250 Brownmiller Road, Quesnel, B.C. on April 21, 2020 at 11:30 a.m., local time, for the following purposes:

1.	to receive the consolidated financial statements of the Company for its fiscal year ended December 31, 2019, together with the auditor’s report on them;

2.	to elect the directors of the Company to hold office until the close of the next annual general meeting;

3.	to appoint an auditor of the Company to serve until the close of the next annual general meeting and to authorize the directors to fix the auditor’s remuneration;

4.

to consider an advisory (non-binding) resolution on the Company’s approach to executive compensation, as more particularly set out in the section of the Information Circular entitled “Advisory Resolution on the Company’s Approach to Executive Compensation (Say on Pay)”;

5.	to consider any amendment to or variation of any matter identified in this Notice; and

6.	to transact such other business as may properly come before the Meeting or any adjournment of it.

A copy of the Annual Report of the Company for the year ended December 31, 2019 will accompany this Notice for those Shareholders that have requested a copy of the Annual Report. The Annual Report can be found on our website (www.westfraser.com) and can also be found on SEDAR (www.sedar.com). The Annual Report includes the consolidated financial statements and the auditor’s report.

Shareholders registered at the close of business on March 2, 2020 will be entitled to receive this Notice and to vote at the Meeting.

INFORMATION ON NOTICE AND ACCESS

(You have not been sent a physical copy of the Information Circular.)

General Information

The Company has prepared this Notice of Meeting, the Information Circular and a form of proxy relating to the Meeting, and the Information Circular contains details of the matters to be considered at the Meeting. This Notice of Meeting has been prepared and mailed to you under the notice and access rules that came into effect on February 11, 2013 pursuant to applicable Canadian securities laws. Notice and access enables issuers to reduce the volume of materials that must be physically mailed to shareholders by posting the Information Circular and related materials on the internet. Please call AST Trust Company (Canada) toll-free at 1-800-387-0825 if you have any questions about notice and access.

How to Access the Information Circular and Obtain a Physical Copy

The Information Circular and related materials are available under the Company’s profile at www.sedar.com and on the Company’s website at www.westfraser.com. Shareholders are reminded to review these online materials in connection with the Meeting and before voting. Shareholders may obtain a physical copy of the Information Circular by: 1) calling the Company’s transfer agent, AST Trust

Company (Canada), toll free at 1-888-433-6443; or 2) emailing a request to AST Trust Company (Canada) at fulfilment@astfinancial.com. A request for a physical copy of the Information Circular should be sent sufficiently in advance so that it is received by the Transfer Agent by April 6, 2020, in order to allow sufficient time for the Shareholder to receive the physical copy of the Information Circular and return the proxy by its due date.

Proxies and Voting Instruction Forms (VIFs)

Registered Shareholders have received a form of proxy with this Notice of Meeting. The deadline for submitting proxies is 11:30 a.m. (Vancouver time) on April 17, 2020. Please complete, date and sign the proxy and deliver it before that deadline in accordance with the instructions set out in the proxy and Information Circular.

Non-registered Shareholders (beneficial owners) have received a voting instructions form (“VIF”) with this Notice of Meeting. The deadline for returning VIFs is specified in the VIF itself. VIFs, whether provided by the Company or an intermediary, should be completed and returned in accordance with the specific instructions, and by the deadline specified, in the VIF. Please ensure you carefully follow the instructions set out in the VIF, including those specifying where and when the VIF is to be returned.

Please review the Information Circular before completing your proxy or VIF, as the Information Circular contains additional information about each matter to be voted on at the Meeting. The following guide will assist you in locating the relevant disclosure for each matter.

For disclosure about:	Refer to the following section(s) in the Information Circular
• the election of directors	“Information regarding Nominees for Election as Directors”
• the appointment of the Company’s auditor	“Appointment of the Auditor”
• the approval of the Company’s approach to executive compensation	“Advisory Resolution on the Company’s Approach to Executive Compensation (Say on Pay)”

A Shareholder who is unable to attend the Meeting in person and who wishes to ensure that such Shareholder’s shares are voted at the Meeting must complete, date and sign an acceptable form of proxy and deliver it by hand or by mail in accordance with the instructions set out in the enclosed form of proxy and in the Information Circular.

DATED at Vancouver, B.C., March 6, 2020.

BY ORDER OF THE BOARD

/s/ Raymond Ferris
Raymond Ferris
President and Chief Executive Officer

INFORMATION CIRCULAR

(As of February 14, 2020, except as otherwise provided)

This Circular is furnished in connection with the solicitation of proxies by the Board of Directors and management of West Fraser for use at the Annual Meeting of Shareholders to be held at 1250 Brownmiller Road, Quesnel, B.C. on April 21, 2020 (and at any adjournment thereof) for the purposes set out in the attached Notice of Annual Meeting of Shareholders.

All references to the number of West Fraser shares, share prices, earnings per share, options, and other equity-based incentives reflect the payment and adjustments resulting from the Stock Dividend applied retroactively to all comparative periods.

DEFINITIONS

Unless stated otherwise, in this Circular

“AST Trust” means AST Trust Company (Canada), our transfer agent,

“Auditor” means our external auditor, currently PricewaterhouseCoopers LLP,

“Board” or “Board of Directors” means our board of Directors,

“Circular” means this information circular,

“Committees” means the committees of the Board,

“Director” means a director of the Company,

“DSU Plan” means our Director Deferred Share Unit Plan,

“DS Unit” means a Deferred Share Unit granted under our DSU Plan,

“Governance Committee” means the Governance & Nominating Committee of the Board,

“HR&C Committee” means the Human Resources & Compensation Committee of the Board,

“Meeting” means the Annual Meeting of Shareholders to be held on April 21, 2020 and any adjournment of it,

“Notice” means the attached Notice of Annual Meeting of Shareholders,

“Options” means share purchase options granted under the Stock Option Plan,

“Phantom Share Unit Plan” means the plan described as such on page 46 of this Circular,

“PS Unit” means a performance share unit granted under our Phantom Share Unit Plan,

“ROSE” has the meaning set out in “Executive Compensation Discussion & Analysis – Report on Executive Compensation” under the heading “Annual Incentive Bonus Plan” on page 44,

“RS Unit” means a restricted share unit granted under our Phantom Share Unit Plan,

“Share” means a Common share or a Class B Common share in the capital of West Fraser,

“Shareholder” means an owner of any Share,

“Stock Dividend” means the stock dividend of one Common share declared and issued in respect of each issued and outstanding Common share and each issued and outstanding Class B Common share in the capital of the Company and paid to Shareholders on January 13, 2014,

“Stock Option Plan” means our Stock Option Plan, as amended,

“$” means Canadian dollars, and

“West Fraser”, “Company”, “we”, “us” and “our” mean West Fraser Timber Co. Ltd.

VOTING AND PROXIES: QUESTIONS AND ANSWERS

Your vote is important. Good corporate governance begins with shareholder participation. If you cannot attend the Meeting or if you plan to attend but prefer the convenience of voting in advance, we encourage you to exercise your vote using either of the voting methods described below. Please read the following for answers to commonly asked questions regarding voting and proxies.

If your Shares are held in a street form or in a brokerage account, you may not be a registered Shareholder. Please refer to “Voting by Non-Registered Shareholders” on page 10 for a description of the procedure to be followed to vote your Shares.

Q.	Am I entitled to vote?

A. You are entitled to vote if you were a registered Shareholder as of the close of business on March 2, 2020. Each Share entitles the holder to one vote.

Q.	What am I voting on?

A. The following matters:

•	the election of Directors to the Board of Directors to hold office until the close of the next annual general meeting;

•	the appointment of PricewaterhouseCoopers LLP as our auditor until the close of the next annual general meeting, at a remuneration to be fixed by the Directors; and

•	the advisory (non-binding) resolution on the Company’s approach to executive compensation.

Q.	What if amendments are made to these matters or if other matters are brought before the Meeting?

A. If you attend the Meeting in person and are eligible to vote, you may vote on such matters as you choose.

If you have completed and returned a proxy in the form enclosed, the persons named in it will have discretionary authority with respect to amendments or variations to matters identified in the Notice and to other matters which properly come before the Meeting. If any other matter properly comes before the Meeting, the persons so named will vote on it in accordance with their best judgment. As of the date of this Circular, our management does not know of any such amendment, variation or other matter expected to come before the Meeting.

Q.	Who is soliciting my proxy?

A. The management of West Fraser is soliciting your proxy. Solicitation of proxies is done primarily by mail, supplemented by telephone or other contact, by Company employees, and the Company bears all associated costs.

This Circular is prepared under the notice and access rules that came into effect on February 11, 2013 pursuant to applicable Canadian securities laws. Accordingly, this Circular is being posted on the internet instead of being sent to either registered or Beneficial Shareholders. This Circular and related materials are available under the Company’s profile at www.sedar.com and on the Company’s website at

www.westfraser.com. Shareholders are reminded to review these online materials in connection with the Meeting and before voting. Shareholders may obtain a physical copy of this Circular by: 1) calling the Company’s transfer agent, AST Trust Company (Canada), toll free at 1-888-433-6443; or 2) emailing a request to AST Trust Company (Canada) at fulfilment@astfinancial.com. A request for a physical copy of this Circular should be sent sufficiently in advance so that it is received by the Transfer Agent by April 6, 2020, in order to allow sufficient time for the Shareholder to receive the physical copy of this Circular and return the proxy by its due date.

Q.	How do I vote?

A.	1) If your Shares are not registered in your name, please see “Voting by Non-Registered Shareholders” on page 10.

2)	If you are a registered Shareholder there are two ways that you may vote your Shares:

(a)	you may vote in person at the Meeting; or

(b)	you may complete and sign a form of proxy appointing someone to represent you and to vote your Shares at the Meeting.

If a registered Shareholder is a body corporate or association, the form of proxy must be signed by a person duly authorized by that body corporate or association.

Completing, signing and returning a form of proxy will not prevent you from attending the Meeting in person.

As the Company is relying on notice and access provisions of applicable Canadian securities law, the Notice and form of proxy is being sent to Registered Shareholders.

Q.	Must I use the enclosed form of proxy?

A. No. If you do not wish to use the enclosed proxy form, you may use any other form of proxy to appoint your proxyholder, although the Company’s Articles require that a form of proxy be substantially in the form enclosed.

Q.	Can I appoint someone to vote my Shares other than persons named in the enclosed form of proxy?

A. Yes. Write the name of your chosen person, who need not be a Shareholder, in the blank space provided in the form of proxy. It is important to ensure that any other person you appoint as proxyholder will attend the Meeting, and is aware that his or her appointment has been made to vote your Shares and that he or she should present himself/herself to the scrutineer at the Meeting.

Q.	What if my Shares are registered in more than one name or in the name of my company?

A. If your Shares are registered in more than one name, all those registered must sign the form of proxy. If your Shares are registered in the name of your company or any name other than yours, we may require that you provide documentation that proves you are authorized to sign the form of proxy.

Q.	What if I plan to attend the Meeting and vote in person?

A. If you plan to attend the Meeting and wish to vote your Shares in person, you do not need to complete or return a form of proxy. Your vote will be taken and counted at the Meeting. Please register with the scrutineer when you arrive at the Meeting.

If your Shares are not registered in your name, but you wish to attend the Meeting, please see “Voting by Non-Registered Shareholders” on page 10.

Q.	What happens when I sign and return a form of proxy?

A. You will have given authority to whoever it appoints as your proxyholder to vote your Shares at the Meeting in accordance with the voting instructions you provide.

Q.	What do I do with my completed form of proxy?

A. Return it to our Transfer Agent, AST Trust, at the address set out below so that it arrives no later than 11:30 a.m. (Vancouver time), on April 17, 2020 or, if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned Meeting.

Q.	How will my Shares be voted if my proxy is in the enclosed form with no other person named as proxyholder?

A. The persons named in it will vote or withhold from voting your Shares in accordance with your instructions. In the absence of such instructions, however, your Shares will be voted FOR the election of the Directors nominated by management, FOR the appointment of the Auditor, and FOR the advisory resolution on the Company’s approach to executive compensation.

Q.	If I change my mind, can I revoke my proxy once I have given it?

A. Yes. If you are a registered Shareholder as of the record date you may revoke your proxy by submitting a proxy with a later date. Any new voting instructions, however, will only take effect if received by our Transfer Agent, AST Trust, at the address set out below no later than 11:30 a.m. (Vancouver time), on April 17, 2020 or, if the Meeting is adjourned, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned Meeting. If you are a registered Shareholder as of the record date you may also revoke your proxy without providing new voting instructions by delivering a written revocation of proxy executed by you and delivered to McMillan LLP, Suite 1500, 1055 West Georgia Street, Vancouver, B.C., V6E 4N7, Attention: Ravipal Bains, no later than 5:00 p.m. (Vancouver time) on April 20, 2020 or to the individual chairing the Meeting prior to the commencement of the Meeting or any adjournment thereof.

Please note that your participation in person in a vote by ballot at the Meeting would automatically revoke any proxy you have given in respect of the item of business covered by that vote.

If you are not a registered Shareholder, see “Voting by Non-Registered Shareholders” below.

Q.	What documents are sent to Shareholders?

A. Registered Shareholders who have provided us with the required request will receive a package of the usual annual corporate documents (our 2019 Annual Report, including the Annual Information Form,

our annual audited consolidated financial statements and auditor’s report and Management’s Discussion & Analysis), along with the Notice and the form of proxy.

Our Circular may be accessed under our profile at www.sedar.com or on our website at www.westfraser.com.

Copies of our Annual Report, including our audited consolidated financial statements, are filed with Canadian securities regulators and are available at www.sedar.com under the Company’s profile and may also be obtained, without charge, on request from the Chief Financial Officer of West Fraser or accessed on our website at www.westfraser.com.

Q.	Who are our Principal Shareholders?

A. The Principal Shareholders (persons or companies that beneficially own or exercise control or direction over more than 10% of a class of our outstanding Shares) are set out in this Circular under the heading “Voting Securities, Principal Shareholders and Normal Course Issuer Bid” on page 24.

Q.	What if I have other questions?

A. If you have a question regarding the Meeting, please contact our Transfer Agent as set out below or the Chief Financial Officer of West Fraser at (604) 895-2700 or by email at shareholder@westfraser.com.

Q.	How can I contact the Transfer Agent?

A.	You can contact the Transfer Agent at:

AST Trust Company (Canada)

1600 - 1066 West Hastings Street

Vancouver, B.C. V6E 3X1

Telephone: (416) 682-3860

(toll free throughout North America: 1-800-387-0825)

Facsimile: 1-888-249-6189

Email: inquiries@astfinancial.com

Website: www.astfinancial.com

VOTING BY NON-REGISTERED SHAREHOLDERS

Q.	If my Shares are not registered in my name, how do I vote my Shares?

A. Our share register does not list non-registered or beneficial Shareholders. Their Shares are usually held in the name of an intermediary or a “nominee”, such as a trust company, securities broker or other financial institution. If you are a non-registered Shareholder, there are two ways that you can vote your Shares.

1)	By providing voting instructions to your nominee

Applicable securities laws require institutional nominees to seek voting instructions from you in advance of the Meeting. Accordingly, you will receive, or have already received with these materials, from your nominee either a request for voting instructions or a form of proxy for the number of Shares you hold.

Every institutional nominee has its own mailing procedures and provides its own signing and return instructions, which you should follow carefully to ensure that your Shares are voted at the Meeting.

As the Company is relying on notice and access provisions of applicable Canadian securities law, the Notice and voting instruction form are being sent to both non-registered Shareholders and beneficial Shareholders.

2)	By being appointed and attending the Meeting in person

The Company generally does not have access to the names of its non-registered Shareholders. Therefore, if you attend the Meeting, the Company will have no record of your shareholdings or of your entitlement to vote unless your nominee has appointed you as proxyholder.

If you wish to vote in person at the Meeting, insert your own name in the space provided on the request for voting instructions or form of proxy provided by your nominee to appoint yourself as proxyholder. If you are a non-registered Shareholder and instruct your nominee to appoint yourself as proxyholder, you should present yourself to the scrutineer of the Meeting with appropriate identification.

BUSINESS TO BE TRANSACTED AT THE MEETING

(See Notice of Annual Meeting of Shareholders)

1)	Presentation of Financial Statements

The consolidated financial statements of the Company for the year ended December 31, 2019 and the Auditor’s report thereon will be submitted to Shareholders at the Meeting, but no vote with respect to them is required or proposed to be taken. The consolidated financial statements are included in our Annual Report which is being mailed with the Notice to those Shareholders who have provided us with the required request.

2)	Election of Directors

The table of nominees on the following pages sets out the name, background and experience of each person proposed to be nominated for election as a Director, as well as other relevant information. Management of the Company recommends the election of the ten nominees set out in the table of nominees to fill the ten positions as Director. The term of office of each current Director will expire at the conclusion of the Meeting. Each Director elected at the Meeting will hold office until the conclusion of the next annual general meeting of the Company at which a Director is elected, unless the Director’s office is earlier vacated in accordance with the Articles of the Company or the provisions of the Business Corporations Act (B.C.).

The Board of Directors has adopted a majority voting policy, which is described on page 28 of this Circular, relating to the election of Directors.

On February 13, 2014, the Board adopted an advance notice policy setting out requirements for Director nominations and elections. On April 29, 2014, our Shareholders approved a special resolution to amend the Company’s Articles to include this advance notice requirement, which is described on page 28 of this Circular.

The Board of Directors may fill vacancies on the Board resulting from the death, resignation or retirement of Directors. As well, the Board is authorized to appoint up to two additional Directors to hold office until not later than the next annual general meeting.

3)	Appointment of Auditor

The Auditor is to be appointed to serve until the close of the next annual general meeting of the Company, and the Directors are to be authorized to fix the Auditor’s remuneration.

The Board of Directors and management of the Company, on the advice of the Audit Committee of the Board, recommend that PricewaterhouseCoopers LLP, Vancouver, Canada, be re-appointed as Auditor, at a remuneration to be fixed by the Board of Directors.

A representative of PricewaterhouseCoopers LLP will be present at the Meeting and will have the opportunity to make a statement if the representative so desires. The representative will also be available to answer questions.

4)	Advisory Resolution on our Approach to Executive Compensation (Say on Pay)

Our executive compensation philosophy, policies and programs are based on the fundamental principle of pay-for-performance to align the interests of our executives with those of our Shareholders. At the Meeting, Shareholders will be asked to consider and, if deemed advisable, approve (on an advisory basis), by way of ordinary resolution, the Company’s approach to executive compensation.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

The following table sets out the name of each person proposed to be nominated for election as a Director, as well as that person’s position in the Company, residence, principal occupation, background, experience, the date that person first became a Director and his or her voting results at the last annual general meeting. Additional information concerning compensation and security holdings of such persons is provided below the following table. All of our current Directors are standing for re-election.

Unless otherwise indicated, the nominee has held the same or similar principal occupation with the organization set out below, or a predecessor of that organization, for the last five years. The information as to principal occupation and securities beneficially owned or controlled by each nominee has been furnished by the nominee and is not within the knowledge of our management.

The following table also sets out committee memberships of the proposed nominees as at February 14, 2020. We have four committees: Audit, Human Resources & Compensation, Health, Safety & Environment, and Governance & Nominating.

HENRY H. (HANK) KETCHAM

Director since September 16, 1985

Age:70

Hank Ketcham resides in Vancouver, B.C., Canada. He is our Chairman of the Board. Mr. Ketcham was our President until April 2012 and retired from the position of Chief Executive Officer effective March 1, 2013 when his title as Chairman of our Board was redesignated as Executive Chairman. Effective April 19, 2016 he became our Chairman of the Board. He is also a director and shareholder of Ketcham Investments, Inc., which owns 5,662,718 Common shares and 1,743,228 Class B Common shares of the Company. Mr. Ketcham has been actively involved with the Company since 1973. He was formerly a director of The Toronto-Dominion Bank.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Forestry/Manufacturing	Risk Management Executive Compensation

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,641,012	588,343	99

REID E. CARTER

Director since April 19, 2016

Age:63

Reid E. Carter resides in West Vancouver, B.C., Canada. He is a corporate director. From 2003 to the end of 2018, Mr. Carter was a Managing Partner at Brookfield Asset Management, Inc., a global asset manager, and was President of Brookfield Timberlands Management LP. In this role, Mr. Carter led the acquisition of approximately 3.5 million acres of private timberlands throughout North America and Brazil as well as the teams responsible for all growth and operations aspects of these businesses. Mr. Carter also served as President and Chief Executive Officer of Acadian Timber Corp. from 2010 to 2015 and its predecessor, Acadian Timber Income Fund, from 2006 to 2010. He served as National Bank Financial’s Paper and Forest Products Analyst between 1996 and 2003. Between 1990 and 1996 he served as a resource analyst with TimberWest Forest Corp. Mr. Carter served as a director of Enercare Inc. until the end of 2019. Mr. Carter holds a combined undergraduate degree in Forestry and Biology and a master’s degree in Forest Soils, both from the University of British Columbia. Mr. Carter is the Chair of the Audit Committee and a member of the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Financial Literacy	Forestry/Manufacturing Capital Markets

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,662,061	567,294	99

RAYMOND FERRIS

Directors since April 23, 2019

Age:57

Ray Ferris resides in Vancouver, B.C., Canada. Mr. Ferris holds a Bachelor of Science Degree in Engineering from the University of New Brunswick. He is our President and Chief Executive Officer. Before April 19, 2018, Mr. Ferris was our Executive Vice-President and Chief Operating Officer and before February 15, 2016 he was our Vice-President, Wood Products. On April 19, 2018 the Company announced a senior leadership transition plan and Mr. Ferris replaced Mr. Seraphim as President of the Company and on June 30, 2019 Mr. Ferris replaced Mr. Seraphim as Chief Executive Officer following Mr. Seraphim’s retirement from that office.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Forestry/Manufacturing	Risk Management Executive Compensation

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,645,363	583,992	99

JOHN N. FLOREN

Director since April 19, 2016

Age:61

John N. Floren resides in Eastham, Massachusetts, USA. He has been President and Chief Executive Officer of Methanex Corporation since January 2013. Prior to this appointment, Mr. Floren was Senior Vice President, Global Marketing and Logistics of Methanex from June 2005 and, prior to that, Director, Marketing and Logistics, North America from May 2002. He has been an employee of Methanex for approximately 18 years and has worked in the chemical industry for over 30 years. He currently serves as a director of Methanex whose shares are listed for trading on the Toronto Stock Exchange. Mr. Floren holds a Bachelor of Arts in Economics from the University of Manitoba. He also attended the Harvard Business School’s Program for Management Development and has attended the International Executive Program at INSEAD. He also completed the Directors Education Program at the Institute of Corporate Directors. Mr. Floren is the Chair of the Health, Safety & Environment Committee and a member of the Human Resources & Compensation Committee and of the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Forestry/Manufacturing	Capital Markets Executive Compensation

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	49,053,249	176,106	99

BRIAN G. KENNING

Director since April 19, 2017

Age:70

Brian G. Kenning resides in Vancouver, B.C., Canada. He is a corporate director. He was a Managing Partner of Brookfield Asset Management, a company involved in the real estate, asset management and power generation sectors, from 1995 to 2005. From 1988 to 2005, Mr. Kenning was also Chairman and Managing Partner of B.C. Pacific Capital Corporation, a Brookfield affiliate active in merchant banking and investing. Over the past ten years, Mr. Kenning has served as Director of a number of public and private corporations. He had served as a director of British Columbia Ferry Services Inc. until May 2019 and had served as a director of Maxar Technologies Ltd. from 2003 to 2019. In addition, Mr. Kenning is a past Governor of the B.C. Business Council and a past Director of the B.C. chapter of the Institute of Corporate Directors. Mr. Kenning graduated from Queen’s University with an MBA in 1973. Mr. Kenning is the Chair of the Human Resources & Compensation Committee and a member of the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Financial Literacy Risk Management	Executive Compensation Governance

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	49,112,444	116,911	99

JOHN K. KETCHAM

Director since April 28, 2015

Age:58

John K. Ketcham resides in Santa Monica, California. He is a graduate of Tufts University and is currently a real estate developer in Los Angeles. Mr. Ketcham currently owns or controls a total of 991,100 of our Common shares. Previously Mr. Ketcham was a film producer (The Hurricane, starring Denzel Washington) and director. From 1985 to 1992 Mr. Ketcham was a television reporter in Vancouver, B.C. Mr. Ketcham is a member of the Health, Safety & Environment Committee and of the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Forestry/Manufacturing                                 U.S. Business Experience

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,908,913	320,442	99

GERALD J. (GERRY) MILLER

Director since April 19, 2012

Age:64

Gerry Miller resides in Kelowna, B.C., Canada. He holds a Bachelor of Commerce Degree from the University of B.C. He is a Chartered Professional Accountant who retired from West Fraser on July 31, 2011 after a 25-year career. Mr. Miller was a key member of West Fraser’s senior executive team and served in a number of executive positions including as Executive Vice-President, Pulp & Paper, Executive Vice-President, Operations and Executive Vice-President, Finance and Chief Financial Officer, the position that he held at the time of his retirement. Mr. Miller is also a trustee of Granite Real Estate Investment Trust and a director of Granite REIT Inc. Mr. Miller is a member of the Audit Committee, the Health, Safety & Environment Committee and the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Financial Literacy	Forestry/Manufacturing Executive Compensation

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	48,902,977	326,378	99

ROBERT L. PHILLIPS

Director since April 28, 2005

Age:69

Robert L. Phillips resides in Anmore, B.C., Canada. Mr. Phillips holds a B.Sc. (Chemical Engineering) and an LL.B., both from the University of Alberta. Before July 2004, he was President and Chief Executive Officer of the BCR Group of Companies, which was involved in rail transportation and marine terminal operations. Before joining BCR, he was Executive Vice-President, Business Development and Strategy for MacMillan Bloedel Limited, and has held the position of President and Chief Executive Officer of the PTI Group Inc. and Dreco Energy Services Ltd. He was appointed Queen’s Counsel in Alberta in 1991. He is a director of the following public corporations: Canadian National Railway Company, Capital Power Corporation and Canadian Western Bank. On December 31, 2018, Mr. Phillips retired as the Chairman and a director of Maxar Technologies Ltd. (formerly known as MacDonald Dettwiler & Associates Ltd.) and, on January 1, 2019, became a director of Maxar Technologies Inc., its new U.S. parent company. Mr. Phillips has indicated that he will be retiring from the board of Maxar Technologies Inc. in May, 2020 (see “Our Corporate Governance Policies and Procedures – Serving on Other Boards” on page 37). In February 2008 Mr. Phillips was designated by the Board to serve as Lead Director and in that capacity he serves as Chair of the Governance & Nominating Committee. Mr. Phillips is also a member of the Human Resources & Compensation Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Forestry/Manufacturing	Executive Compensation Governance

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	47,049,724	2,179,631	96

JANICE G. RENNIE

Director since April 28, 2004

Age:62

Janice G. Rennie resides in Edmonton, Alberta, Canada. Ms. Rennie earned a Bachelor of Commerce Degree from the University of Alberta. She is a Fellow Chartered Accountant and a Fellow of the Institute of Corporate Directors and is currently a corporate director. From September 7, 2004 to September 9, 2005 she was the Senior Vice-President, Human Resources and Organizational Effectiveness of EPCOR Utilities Inc., a provider of energy, water and energy-related services and products that is solely owned by the City of Edmonton, on whose board she previously served for over 10 years and rejoined as a director in 2017 and currently serves as the Chair of its board. She is a director of the following public corporations: Major Drilling Group International Inc. and Methanex Corporation (see “Our Corporate Governance Policies and Procedures – Serving on Other Boards” on page 37). Ms. Rennie was formerly a director of Teck Resources Ltd. and West Jet Airlines Ltd. Ms. Rennie is a member of the Audit Committee, the Human Resources & Compensation Committee and the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Financial Literacy Executive Compensation	Governance Human Resources

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	47,363,724	1,865,631	96

GILLIAN D. WINCKLER

Director since April 19, 2017

Age:57

Gillian D. Winckler resides in Vancouver, B.C., Canada. Ms. Winckler is a former mining and business executive with over 25 years of diversified experience in the metals and mining industry and the financial sector. Ms. Winckler spent 16 years with BHP Billiton in London, England and Vancouver, Canada where she was involved with corporate and divisional strategy, mergers and acquisitions, divestments, exploration as well as project evaluation and development. Upon leaving the company she joined Coalspur Limited, a thermal coal development company listed in Canada and Australia, as its Chief Executive Officer and President. Ms. Winckler held this position, as well as Chief Financial Officer for a brief period, for three years until the company was acquired in June 2015. Prior to the mining industry, Ms. Winckler spent five years as a corporate financier in South Africa and London and five years in the auditing profession. Ms. Winckler is a Chartered Accountant (South Africa), with a BSc and BComm (Hons) obtained in South Africa. Ms. Winckler currently is a director of Pan American Silver Corp., whose common shares are listed for trading on the Toronto Stock Exchange and The NASDAQ Stock Market, and a director of FLSmidth & Co. A/S, a Danish engineering company whose shares are listed on The NASDAQ OMX Exchange Copenhagen. Ms. Winckler is a member of the Audit Committee, the Health, Safety & Environment Committee and the Governance & Nominating Committee.

Key Areas of Expertise and Experience:

Senior Executive/Strategic Leadership Financial Literacy	Governance Human Resources

Voting results of 2019 annual general meeting:

	Votes for	Votes withheld	% Votes For
Number of votes	49,054,631	174,724	99

Each nominee has consented to act as a Director of West Fraser if elected. We do not contemplate that any proposed nominee will be unable to serve as a Director, but if for any reason that occurs before the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee at their discretion.

Board Renewal

The Board recognizes the need for and benefits of introducing new and diverse characteristics and perspectives at the Board level, and it also understands the importance of having continuity of institutional and industry knowledge and experience. The Company’s Board renewal process is designed to achieve and maintain a balance between those considerations.

The Governance & Nominating Committee (“Governance Committee”) is responsible for identifying new candidates to stand as nominees for election or appointment as Directors to our Board. In identifying potential Director candidates, the Governance Committee takes into account a broad variety of factors it considers appropriate, including skills, independence, financial acumen, Board dynamics and personal characteristics. In addition, the Governance Committee considers diversity in perspective arising from personal, professional or other attributes and experiences when identifying potential director candidates. Desirable individual characteristics of nominees include integrity, credibility, the ability to generate public confidence and maintain the goodwill and confidence of our Shareholders, sound and independent business judgment, general good health and the capability and willingness to travel to, attend and contribute at Board functions on a regular basis. Background checks, as appropriate, are completed prior to nomination.

In 2015, the Governance Committee implemented the first phase of the Company’s Board renewal process by searching for and identifying two suitable candidates for nomination as Directors. As part of this process, the Governance Committee engaged an outside search firm and also sought input and advice from current Directors and our executive management. The major criteria adopted by the committee for candidates were: (a) chief executive officer experience; (b) experience in a cyclical, capital-intensive industry; (c) strong strategic thinker; and (d) representing diverse background and experience.

As a result of this process, in 2016 Reid Carter and John Floren were identified as nominees to the Board and they were elected as Directors at the 2016 annual general meeting.

In 2016, the Governance Committee implemented the second phase of the Company’s Board renewal process through continuing efforts to search for and identify additional suitable candidates. As a result, the Governance Committee identified Brian Kenning and Gillian Winckler as important additions to the Board and they were elected as Directors at the 2017 annual general meeting. Additionally, as part of the second phase of this process, Clark Binkley, Duncan Gibson and Harald Ludwig retired and did not stand for re-election as Directors.

To enhance the Board renewal process, the Company has implemented a robust performance review process and employs a skills matrix to identify skills or experience gaps.

Performance Reviews

The Governance Committee regularly, and not less frequently than annually, reviews the performance of the Board and its Committees. This review has been conducted by way of formal questionnaire and report and by informal interviews and discussions led by the Chairman or the Lead Director. The Board performance review also includes a “peer” or individual director review process. To date no significant problem with respect to performance of the Board, any Committee or any individual director has been identified.

Skills Matrix

The Governance Committee uses a skills matrix to assist in the process of identifying suitable additions to the Board. The Governance Committee reviews a matrix that sets out the various skills and experience considered to be desirable for the Board to possess in the context of the Company’s strategic direction. The Governance Committee then assesses the skills and experience of each current Board member against this matrix. When completed, the matrix helps the Governance Committee identify any skills or experience gaps and provides the basis for a search to be conducted for new Directors to fill any gaps.

Following is a skills matrix that sets out the skills or experience that the Governance Committee has targeted for Directors as well as the Governance Committee’s determination of the Directors who have such skills or experience.

Skills and Experience	Target Number of Non-Management Directors
Senior executive/Strategic leadership	4
Financial literacy	4
Forestry/Manufacturing	3
Risk management	4
Capital markets	3

Government relations	2
Executive compensation	4
Governance	4

The skills and experience of each Director is set out in the table under the heading “Information Regarding Nominees for Election as Directors” starting on page 12. The Board is of the view that the minimum target levels have been achieved by the current Board and will be achieved assuming all nominees described above are elected at the Meeting.

Board Tenure

The Company does not have term limits for its Directors as the Board is of the view that term limits are arbitrary and can result in the removal or exclusion of valuable and experienced Directors solely because of length of service. For similar reasons, in September 2016, the Board considered the continued use of an age limitation for Directors and determined that its continuation was no longer appropriate nor in the best interests of the Company. The Board believes that arbitrary age or term limits can be detrimental to the Company by excluding experienced and valuable candidates with the accompanying loss of continuity and institutional knowledge. Such belief is consistent with the positions of a number of governance and advisory groups.

The decision to not have term limits and to eliminate the age limitation was based upon the Board’s belief that Directors should be assessed on their ability to make meaningful contributions. The Company undertakes regular and rigorous reviews of Board, Committee and Director performance and skills as part of evaluating the overall performance of the Board and the contributions made by each Director. The Company’s annual performance review and skills assessment is a more meaningful way to evaluate and assess Director performance, and a more effective way to maintain an appropriate balance between the benefits of new and diverse characteristics and perspectives and ensuring there is continuity of institutional and industry knowledge and experience. The Board has demonstrated the effectiveness of its approach.

Over the past four years the Company identified and added four new Board members and four of its longer serving Board members retired. The Board is composed of members with an appropriate mix of Directors who are new to the Company and who bring fresh perspectives, and those with institutional knowledge and experience.

The following table shows the tenure of our current Directors standing for re-election at the meeting:

Board Tenure
Tenure	Number of Directors	% of Directors
1 to 5 years	6	60%
6 to 10 years	1	10%
11 years and over	3	30%

These Directors have an average tenure of approximately 9.4 years.

Director Compensation

The Human Resources & Compensation Committee (the “HR&C Committee”) regularly reviews our Director compensation policy and, following a review in December 2018 of director compensation programs of our peers, approved a number of changes to Director compensation, effective January 1, 2019. The Board adopted a fixed fee Director compensation structure, which consists of the following:

Annual base retainer	$85,000	[1]
Annual equity retainer	$85,000 in DS Units
Annual Committee Chairman retainer[2]	$10,000 per Committee
Lead Director annual retainer[3]	$50,000
Chairman annual retainer[4]	$295,000

1.	Each Director may elect once each year that up to 100% of the annual base retainer and other retainers be paid in DS Units.
2.	For each of the Audit Committee, Health, Safety & Environment Committee and the Human Resources & Compensation Committee.
3.	For the Lead Director and Chairman of Governance & Nominating Committee.
4.	Exclusive of annual base and equity retainers.

Directors are not paid separate meeting fees or fees for Committee membership and are not provided a travel allowance. The Committee believes that this compensation structure is consistent with current governance best practices and emphasizes that the role of a corporate director is not confined to attendance and participation at meetings. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board or Committee meetings or otherwise on Company business.

Under our Equity Holding Requirements Policy, the minimum shareholding requirement for each Director is a multiple of three times the aggregate of a Director’s annual base retainer and annual equity retainer, as described in further detail on page 30 under “Minimum Equity Holding”. If a Director’s equity ownership exceeds such threshold, that Director has the right to elect to receive cash in lieu of his or her annual equity retainer payable in DS Units.

Annual non-equity retainers are paid in monthly instalments.

After April 19, 2016, when Mr. Ketcham relinquished his role as Executive Chairman, his annual Chairman retainer was established in the amount of $295,000 for his role as Chairman of the Board, exclusive of all annual director base and equity retainers.

The Company has a DSU Plan which provides a structure for Directors to accumulate an equity-like holding in the Company. The DSU Plan allows Directors to participate in our growth by providing a deferred payment based on the value of a Common share at the time of redemption. Each Director may elect to receive up to 100% of annual retainers in DS Units and must receive DS Units in payment of the annual equity retainer, unless the Director has achieved the minimum shareholding requirement and elected to receive cash in lieu of DS Units in payment of the annual equity retainer (see “Minimum Equity Holding” on page 30). The DS Units are issued based on the weighted average trading price of the Common shares on the Toronto Stock Exchange (the “TSX”) during the five trading days prior to their issue. Additional DS Units are issued to take into account the value of dividends paid on Common shares from the date of issue to the date of redemption. DS Units are redeemable only after a Director retires, resigns or otherwise leaves the Board and has ceased to fulfill any other role as an officer or employee of the Company. A holder of DS Units may on redemption elect to redeem DS Units in cash or in Common shares, or a combination of cash and Common shares. The redemption value for each DS Unit a director has elected be redeemed in cash is the weighted average of the trading price on the TSX of a Common share over the last five trading days ending on the date of redemption. DS Units qualify as equity for the purposes of the minimum equity holding requirement for Directors.

The Company has a Directors’ Share Compensation Plan (the “Compensation Plan”), the purpose of which is to enable each Director to participate in our growth by receiving Common shares in lieu of cash for services performed as Directors. Under the Directors’ Compensation Plan, Common shares are issued after each quarter at a price per share equal to the weighted average of the trading price for the Common shares on the TSX for the last five trading days in the quarter. No Common shares were issued to Directors during 2019 under the Directors’ Compensation Plan.

Total Director Compensation

2019

Name	Fees earned[1] ($)	Share- based awards[2] ($)		Option- based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation ($)	Total ($)
Hank Ketcham	380,000	85,000	[3]	Nil	Nil	Nil	Nil	465,000
Reid E. Carter	95,000	85,000		Nil	Nil	Nil	Nil	180,000
John N. Floren	95,000	85,000		Nil	Nil	Nil	Nil	180,000
Brian Kenning	91,861	85,000		Nil	Nil	Nil	Nil	176,861
John K. Ketcham	85,000	85,000		Nil	Nil	Nil	Nil	170,000
Gerry Miller	85,000	85,000		Nil	Nil	Nil	Nil	170,000
Robert L. Phillips	138,139	85,000		Nil	Nil	Nil	Nil	223,139
Janice G. Rennie	85,000	85,000	[3]	Nil	Nil	Nil	Nil	170,000
Gillian Winckler	85,000	85,000		Nil	Nil	Nil	Nil	170,000

1.

Represents total earned during 2019 other than the annual equity retainer which is included in the Share-based awards column of this table. These amounts were paid either in cash or DS Units as described in the following chart.

2.

DS Units granted at the end of each quarter in payment of the annual equity retainer are valued based on the weighted average trading price of the Common shares on the TSX on the last five trading days of the quarter.

3.	This amount was paid in cash rather than DS Units given that the individual director achieved the Minimum Equity Holding (see page 30) and elected to receive cash.
4.

Reflects payment of a portion of the annual HR&C Committee Chairman retainer. Mr. Phillips was Chairman of this Committee until the annual general meeting on April 23, 2019 and Mr. Kenning was appointed Chairman immediately following this annual general meeting.

Payment of 2019 Compensation

Name	Cash	DS Units[1]
Hank Ketcham	$465,000	Nil	[2]
Reid E. Carter	Nil	$180,000
John N. Floren	$95,000	$85,000
Brian Kenning	$91,861	$85,000
John K. Ketcham	$85,000	$85,000
Gerry Miller	$85,000	$85,000
Robert L. Phillips	$138,139	$85,000
Janice G. Rennie	$170,000	Nil	[2]
Gillian Winckler	$70,000	$100,000

1.	DS Units are granted quarterly based on the weighted average trading price of the Common shares on the Toronto Stock Exchange for the last five trading days of the quarter.
2.	This amount was paid in cash rather than DS Units given that the individual director achieved the Minimum Equity Holding (see page 30) and elected to receive cash.

Direct and Indirect Share and Other Holdings of Current Directors

(as at February 14, 2020 and February 15, 2019)

	Shares[1]		Share Purchase Options		DS Units
	2020	2019	2020	2019	2020	2019
Hank Ketcham[2,3]	395,896	395,896	229,225	347,755	Nil	Nil
Reid E. Carter	Nil	Nil	Nil	Nil	6,675	3,524
Ray Ferris[4]	25,699	19,599	163,720	119,085	Nil	Nil
John N. Floren	Nil	Nil	Nil	Nil	5,039	3,524
Brian G. Kenning	1,200	1,200	Nil	Nil	3,268	1,779
John K. Ketcham	991,000	991,100	Nil	Nil	6,527	4,991
Gerry Miller	8,142	8,142	Nil	Nil	11,879	10,268
Robert L. Phillips	10,000	10,000	Nil	Nil	13,975	12,334
Janice G. Rennie	1,000	1,000	Nil	Nil	20,184	19,899
Gillian D. Winckler	1,750	1,750	Nil	Nil	3,527	1,779

1.	Includes Common and Class B Common shares.
2.	Does not include 5,662,718 Common shares and 1,743,228 Class B Common shares held by Ketcham Investments, Inc.
3.	Mr. Ketcham held nil RS Units and nil PS Units as of February 14, 2020 and February 15, 2019.
4.	Mr. Ferris held 5,250 RS Units and 29,475 PS Units as of February 14, 2020 and 5,250 RS Units and 14,420 PS Units as of February 15, 2019.

As at February 14, 2020, based on the closing price on the TSX (the “Closing Price”) of $63.17, the total value of all shares, exercisable options and DS Units held by each current Director is as follows:

Value of Shares, Exercisable Options and DS Units Held as at February 14, 2020.

Name	Shares ($)	Exercisable Options ($)	DS Units ($)	Total Value ($)
Hank Ketcham	25,008,750	7,947,729	Nil	32,956,479
Reid E. Carter	Nil	Nil	421,660	421,660
Ray Ferris[1]	1,623,406	913,771	Nil	2,537,177
John N. Floren	Nil	Nil	318,314	318,314
Brian G. Kenning	75,804	Nil	206,440	282,244
John K. Ketcham	62,607,787	Nil	412,311	63,020,098
Gerry J. Miller	514,331	Nil	750,396	1,264,727
Robert L. Phillips	631,700	Nil	882,801	1,514,501
Janice G. Rennie	63,170	Nil	1,275,023	1,338,193
Gillian D. Winckler	110,548	Nil	222,800	333,348

1.	Mr. Ferris’s 5,250 RS Units and 29,475 PS Units would have a total value of $2,193,579.

VOTING SECURITIES, PRINCIPAL SHAREHOLDERS AND NORMAL COURSE ISSUER BID

As of March 2, 2020, a total of 66,383,694 Common shares and 2,281,478 Class B Common shares were issued, each carrying the right to one vote. Our Class B Common shares are equal in all respects to our Common shares and are exchangeable on a one for one basis for Common shares. Our Common shares are listed for trading on the TSX while our Class B Common shares are not. Certain circumstances or corporate transactions may require the approval of the holders of our Common shares and Class B Common shares on a separate class by class basis.

The Directors have fixed the close of business on March 2, 2020 as the record date for the Meeting, being the date for the determination of the registered holders of Shares entitled to receive notice of, and to vote at, the Meeting and any adjournment thereof.

To the knowledge of the Directors and the Named Executive Officers (as defined in this Circular), the only persons who, as at March 2, 2020, beneficially owned or exercised control or direction over, directly or indirectly, Shares carrying more than 10% of the voting rights attached to any class of our voting securities are as follows:

Name of Beneficial Holder	Title of Class	Amount Beneficially Owned or Controlled	% of Class	% of Total Votes
Ketcham Investments, Inc.[1]	Common Class B Common	5,662,718 1,743,228	8.5 76.4	8.2 2.5

				10.7
Tysa Investments, Inc.[2]	Class B Common	333,066	14.6	0.5
Great Pacific Capital Corp.[3]	Common	7,914,900	11.9	11.5

1.	Ketcham Investments, Inc. is controlled by the family of Henry H. Ketcham, our Chairman.
2.	Tysa Investments, Inc. is controlled by William P. Ketcham, one of our former directors. We do not have information concerning holdings of Common shares of Tysa Investments, Inc.
3.	Based on public disclosure as at February 23, 2018. The Company is not aware of any changes in holdings since February 23, 2018. Great Pacific Capital Corp. is controlled by James A. Pattison.

On September 17, 2018 the Company announced it renewed its normal course issuer bid to acquire up to 5,524,048 Common shares for cancellation, representing approximately 10% of the public float as at September 11, 2018, from commencement of the bid on September 19, 2018 until its expiry on September 18, 2019. Under this bid, from September 19, 2018 to September 18, 2019 we repurchased 3,408,836 Common shares for cancellation under this bid at an average price of approximately $69.45.

On September 17, 2019, the Company announced it further renewed its normal course issuer bid to acquire up to 3,318,823 Common shares for cancellation, representing approximately 5% of the issued and outstanding Common Shares of the Company as of September 11, 2019, from commencement of the bid on September 20, 2019 until its expiry on September 19, 2020. Under this bid, from September 20, 2019 to February 14, 2020, there were no Common shares repurchased for cancellation. Under these bids, during the year ended December 31, 2019, we repurchased 1,178,400 Common shares for cancellation at an average price of approximately $68.30.

Shareholders may obtain a copy of the notices filed with the TSX in relation to the normal course issuer bid, free of charge, by contacting the Chief Financial Officer of West Fraser at (604) 895-2700 or by email at shareholder@westfraser.com.

APPOINTMENT OF THE AUDITOR

Our current Auditor is PricewaterhouseCoopers LLP, Chartered Professional Accountants, of 700—250 Howe Street, Vancouver, B.C. PricewaterhouseCoopers LLP has been our Auditor for more than five years.

The Auditor is appointed by the Shareholders, performs its role as the Auditor of our annual financial statements on their behalf, and reports the results of the audit to them. In order to assure the Shareholders that the audit is effective, the Auditor is required to confirm to the Audit Committee its independence from our management in connection with the audit. PricewaterhouseCoopers LLP has confirmed its independence from our management in connection with the audit of the consolidated financial statements for the period ending December 31, 2019.

All services provided by the Auditor are subject to the pre-approval of the Audit Committee through established procedures and a written policy. Management provides regular updates to the Audit Committee of the services that the Auditor undertakes on the Company’s behalf.

During 2019, the Audit Committee met with the Auditor and members of management to review the overall scope and specific plans for the audit of our consolidated financial statements. In addition, the Auditor was engaged to review our unaudited quarterly consolidated financial statements and earnings releases and discussed these with management and the Audit Committee during the relevant quarters. Representatives of the Auditor meet with the Audit Committee in the absence of management representatives as part of each regularly scheduled meeting of the Audit Committee.

The Auditor, the Audit Committee and management maintain regular and open communications regarding the audit of our financial statements. No disagreement arose among the Auditor, the Audit Committee and our management on any matter affecting the audit of our financial statements.

For additional information concerning the Audit Committee and its members see “Audit Committee” in the Company’s Annual Information Form for the year ended December 31, 2019, which forms part of our 2019 Annual Report and is available at www.sedar.com under the Company’s profile.

ADVISORY RESOLUTION ON THE COMPANY’S APPROACH TO EXECUTIVE COMPENSATION (SAY ON PAY)

Our executive compensation philosophy, policies and programs are based on the fundamental principle of pay-for-performance to align the interests of our executives with those of our Shareholders. This compensation approach allows us to attract and retain high-performing executives who will be strongly incentivized to create value for our Shareholders on a sustainable basis. As a Shareholder you are asked to consider and approve the following resolution:

Resolved, on an advisory basis and not to diminish the role and responsibilities of the Board of Directors, that the Shareholders accept the approach to executive compensation disclosed in the Company’s information circular delivered in advance of the 2020 annual meeting of Shareholders of the Company.

Because your Say on Pay vote is advisory, it will not be binding upon the Board. However, the Human Resources & Compensation Committee of the Board will review and analyze the results of the vote and take into consideration such results when reviewing executive compensation philosophy, policies and programs. The Board confirms that the Company’s current practices achieve substantially the same results as the Canadian Coalition for Good Governance’s (CCGG) “Say on Pay” Policy for Boards of Directors released in September 2010.

The management proxyholders intend to vote FOR the approval of the advisory resolution on executive compensation, except in relation to Shares held by a Shareholder who instructs otherwise.

OUR CORPORATE GOVERNANCE POLICIES AND PROCEDURES

Governance Policy

Our Board of Directors believes that sound governance practices are essential to the effective and efficient operation of the Company and to the enhancement of Shareholder value. We established a corporate governance policy (the “Governance Policy”) in 2002 which was updated and re-approved by our Board in 2019. The full text of the Governance Policy may be reviewed on our website at www.westfraser.com.

The following disclosure has been prepared under the direction of our Governance & Nominating Committee and has been approved by the Board.

Chairman of the Board

Hank Ketcham retired from his role as our Executive Chairman effective April 19, 2016 and assumed the position of Chairman of the Board. Hank Ketcham was appointed our Chief Executive Officer and President in 1985 and assumed the role of Chairman of the Board in 1996. In 2012 he relinquished the title of President and on March 1, 2013 Mr. Ketcham retired as our Chief Executive Officer and was designated as our Executive Chairman of the Board. Ted Seraphim was appointed our President on April 19, 2012 and also became our Chief Executive Officer on March 1, 2013. As part of our senior leadership transition plan, Ray Ferris replaced Mr. Seraphim as our President on April 19, 2018 and replaced Mr. Seraphim as our Chief Executive Officer on June 30, 2019.

For his duties as Chairman of the Board, the Board has approved, on the advice of the HR&C Committee, Hank Ketcham’s annual Chairman retainer in the aggregate amount of $295,000 per annum, exclusive of annual director base and equity retainers. As of May 1, 2016, Mr. Ketcham was permitted to elect to receive all or a portion of his compensation in DS Units. Mr. Ketcham ceased to participate in our annual incentive bonus plan after 2014 and ceased to participate in our long-term incentive plans as of January 1, 2016.

The Board has considered the issue of the Chairman’s relationship with management in the context of the need to ensure the Board’s independence from management and has determined that the Chairman is sufficiently aligned with Shareholder interests to ensure Board independence from management. The Chairman is a director and shareholder, and is related to the other directors and shareholders, of Ketcham Investments, Inc., whose shareholdings are described under “Voting Securities, Principal Shareholders and Normal Course Issuer Bid” on page 24. The Board considers that these relationships assure that the interests of the Chairman are closely aligned with Shareholder interests. However, the Board has established the position of Lead Director to ensure that the Board’s independence from management is clear in appearance as well as in fact. The Board has indicated its intention to continue the appointment of a Lead Director until such time as the Board determines that the role is no longer necessary to ensure that the Board’s independence is clear, and its intention is to retain the role of the Lead Director until at least the Company’s annual general meeting in April 2021 (see “Composition of the Board – Independence” on page 34).

Lead Director

Bob Phillips has been our Board’s Lead Director since February 2008. Our Board has stipulated its intention to continue the appointment of a Lead Director until such time as it determines that the role is no longer necessary to ensure that the Board’s independence is clear in appearance as well as in fact, and its intention is to retain the role until at least the Company’s annual general meeting in April 2021. The Lead Director’s role is to focus on enhancing the effectiveness of the Board and to help ensure that it functions in an independent and cohesive fashion. In addition, the Lead Director participates in setting agendas for Board meetings, chairs meetings of the Governance & Nominating Committee of the Board, acts as a liaison between members of the Board and management when necessary, and ensures that the Board has the resources necessary to effectively carry out its functions.

Governance & Nominating Committee

The Board has established a Governance & Nominating Committee comprised entirely of independent Directors. The mandate of the Committee is summarized later in this Circular under “Committees of the Board” on page 37. The Board, through the Committee, monitors changes to the regulatory, business and investment environments with respect to governance practices and regularly reviews governance issues with a view to ensuring that both our Governance Policy and our actual practice continue to serve the best interests of our Shareholders, employees and other stakeholders. The Committee also focuses on the performance of the President and Chief Executive Officer and on management succession.

Majority Voting Policy

In February 2011, the Board reviewed and adopted a majority voting policy on the recommendation of the Governance & Nominating Committee. The majority voting policy was updated and re-approved by the Board, on the recommendation of the Governance & Nominating Committee, in February 2018 and again in February 2019, and was also reviewed in 2020. Under this policy, a Director who is elected in an uncontested election with more votes withheld than cast in favour of his or her election will be required to tender his or her resignation to the Chairman of the Board. If such a Director refuses to tender his or her resignation, such Director will not be nominated for election the following year. The resignation will be effective when accepted by the Board, and any Director who tenders his or her resignation may not participate in the deliberations of either the Committee or the Board which relate to such Director’s resignation. This policy does not apply to an election that involves a proxy contest.

The Governance & Nominating Committee will convene a meeting and will consider the offer of resignation and make its recommendation to the Board on whether the resignation should be accepted. The Governance & Nominating Committee will generally be expected to recommend to the Board that it accept the resignation, except in exceptional circumstances. The Board expects that resignations will be accepted unless there are exceptional circumstances that warrant a contrary decision. The Board will announce its decision (including the reasons for not accepting any resignation) by way of a news release within 90 days of the date of the shareholders’ meeting at which the election occurred, and a copy of the news release will be provided to the TSX. Management will not re-nominate for re-election any Director who fails to comply with this policy.

In addition, subject to the requirements of the Company’s articles and the Business Corporations Act (British Columbia), in the event a majority of the members of the Governance & Nominating Committee receive a greater number of votes withheld than votes for at their election, the other Directors will appoint a Board committee consisting only of those other Directors and solely for the purpose of considering the tendered resignations and such committee will convene a meeting and recommend to the Board whether or not to accept these resignations.

Advance Notice Policy

Pursuant to the advance notice policy adopted by the Board on February 13, 2014 and subsequently incorporated as an amendment to our Articles following approval by Shareholders on April 29, 2014, any additional Director nominations for the Meeting must have been received by the Company no later than the close of business on March 23, 2020. No such nominations have been received as of the date of this Circular. If no such nominations are received by the Company prior to such date, management’s nominees for election as Directors set forth above will be the only nominees eligible to stand for election at the Meeting. The advance notice provisions provide Shareholders, Directors and management of the Company with a clear framework for nominating Directors. See our Articles on SEDAR at www.sedar.com for the terms of our advance notice provisions.

Code of Conduct

In 2004 the Board approved a Code of Conduct for the Company and its Directors, officers and employees. The Code sets out expectations for compliance with laws, safety and health, environmental stewardship, discrimination and harassment, conflicts of interest, ethical conduct, fair dealing and other areas.

The Code also establishes a “whistle-blower” procedure for the reporting of potential breaches of the Code. On February 13, 2014 the Board approved amendments to the Code which included provisions prohibiting certain insiders who are subject to minimum shareholding requirements from purchasing financial instruments designed to hedge or offset any decrease in the market value of our Shares, Options or units, and on February 18, 2015 the Board approved amendments, which included additional provisions related to the Company’s commitment to human rights and compliance with anti-bribery laws.

On December 11, 2018 the Board approved further amendments to the Code to: (a) provide that the Code applies to West Fraser’s contractors, consultants, agents and representatives when acting on behalf of West Fraser; (b) emphasize and expand West Fraser’s commitment to environmental stewardship and supporting the communities in which West Fraser operates; (c) bolster our anti-discrimination and anti-harassment policies in order to ensure a work environment free from discrimination and harassment, in particular sexual harassment; (d) expand the anti-bribery and anti-corruption policy both in terms of persons covered and the activities prohibited; and (e) more clearly articulate provisions relating to substance abuse.

In February 2020, the Board approved additional amendments to the Code, to align it with current best practices, to provide protection over confidential personal information and to clarify the Company’s expectations regarding the maintenance of Company records and the participation by employees with internal and external investigations.

The Code includes an acknowledgement with respect to compliance to be confirmed by each Director and each member of management. All Directors, members of management and substantially all salaried employees periodically confirm compliance with the Code of Conduct and any instances of non-compliance are reported to the Board. In 2019, no waivers of the application of the Code of Conduct were requested of, or granted by, the Board. The full text of the Code of Conduct may be viewed on our website at www.westfraser.com.

Charters

The Board has developed and approved formal charters for each of the Audit, Human Resources & Compensation, Governance & Nominating and Health, Safety & Environment Committees as well as formal position descriptions for each of the positions of Chairman of the Board, Lead Director and Chief Executive Officer. The charters of these Committees and position descriptions were reviewed and revised by the Board in 2010.

Subsequently, on December 11, 2018, the Board approved amendments to the position descriptions of Chairman of the Board, Lead Director and Chief Executive Officer. The Chairman of the Board’s general mandate is to ensure the effective and independent conduct of the Board. The Lead Director’s general mandate is to plan and chair meetings of the Governance & Nominating Committee, and the Chief Executive Officer’s general mandate is to implement the Company’s strategic and operating plans and enhance Shareholder value.

On April 23, 2019, the Governance & Nominating Committee Charter was reviewed and re-approved by the Board along with revisions to the Health, Safety & Environment Committee Charter.

The charter for the Audit Committee was reviewed and revised by the Board in 2017 and was again reviewed and updated in February 2020 to, among other things, provide that the Audit Committee would have oversight responsibility over the information technology, cybersecurity and information systems risks.

On December 10, 2019, the Board reviewed and re-approved Human Resources & Compensation Committee Charter. These materials may be viewed on our website at www.westfraser.com.

Minimum Equity Holding

Under our Equity Holding Requirements Policy, the minimum equity holding requirement for Directors is a number of Shares or DS Units having a value of not less than three times a Director’s total annual base and equity retainers. Based on the current retainer amounts this would total $510,000.

Shares and DS Units held by a Director are eligible to be included in determining whether the minimum equity holding requirement has been met (but stock options and PS Units are not eligible). For the purposes of such calculation, Shares and DS Units held by a Director will be valued based on the greater of (1) their original cost or grant date value and (2) the closing price of the Company’s Common shares on the TSX on the date of the information included in the Company’s annual information circular. The Policy requires that all Directors meet the minimum equity holding requirement within five years of election or appointment and, if after any annual valuation of a Director’s equity holdings the value of the Director’s holdings fall below the requirement, the Director will have one year to regain compliance.

If a Director exceeds the minimum equity holding requirement, the Director may elect to receive, in lieu of DS Units, all or a designated portion of his or her annual equity retainer in cash.

For a description of the holdings of the Directors see the chart on page 24. The equity holding requirements for senior executives are described under “Executive Compensation Discussion and Analysis – Report on Executive Compensation – Executive Equity Holding Requirements” on page 48.

Director Equity Holdings

(as at February 14, 2020)

Name	Shares	DS Units	Total	Value[1] ($)	Meets Requirement?
Hank Ketcham	395,896	Nil	395,896	25,008,750	Yes
Reid E. Carter	Nil	6,675	6,675	421,660	No	[2]
Ray Ferris	25,699	Nil	25,699	1,623,406	Yes	[3]
John N. Floren	Nil	5,039	5,039	318,314	No	[2]
Brian Kenning	1,200	3,268	4,468	282,244	No	[4]
John K. Ketcham	991,100	6,527	997,627	63,020,098	Yes
Gerry Miller	8,142	11,879	20,021	1,264,727	Yes
Robert L. Phillips	10,000	13,975	23,975	1,514,501	Yes
Janice G. Rennie	1,000	20,184	21,184	1,338,193	Yes
Gillian Winckler	1,750	3,527	5,277	333,348	No	[4]

1.	Based on the closing price on February 14, 2020 of $63.17.
2.	Mr. Carter and Mr. Floren became Directors in 2016 and are permitted to meet the minimum shareholding requirement within five years of their appointment.
3.	Mr. Ferris also held 5,250 RS Units as of February 14, 2020 with a value of $331,643 based on the closing price on February 14, 2020 of $63.17.
4.	Mr. Kenning and Ms. Winckler became Directors in 2017 and are permitted to meet the minimum shareholding requirement within five years of their appointment.

Mandate of the Board

Our Board has expressly assumed overall responsibility for the stewardship of the Company, including responsibility for (i) adoption of a strategic planning process and approval of a strategic plan, (ii) identification of the principal risks to our business and implementation of appropriate systems to manage these risks, (iii) succession planning, including appointment, training and monitoring of our senior management, (iv) implementation of a communication policy regarding our disclosure of corporate information, and (v) ensuring the integrity of our internal controls and management information systems including accounting systems.

The Board met five times in 2019, all of which were regularly scheduled meetings. Independent Directors also met without management at every Board meeting in 2019. During the regularly scheduled meetings the Board received, reviewed and contributed to management’s strategic planning and operating and capital plans, taking into account identified business opportunities and business risks. In conjunction with the ongoing planning process, the Board regularly reviews, with management, the strategic environment, the emergence of new opportunities and risks, and the implications for our strategic direction.

The Board has, with the advice of management, identified the principal risks to our business and has overseen management’s establishment of systems and procedures to ensure that these risks are monitored. These systems and procedures provide for the effective management of our manufacturing assets, forest resources and financial resources, and compliance with all regulatory obligations. Management prepares and submits annually to the Board a matrix identifying key short-term and long-term risks together with an analysis of each risk and management’s mitigation strategy. In addition, management regularly reports to the Board on key evolving or new focus risks. The annual risk matrix and the focus risks are reviewed by the Board and consideration is given to any changes in circumstances that could either heighten or diminish the nature of a particular risk. The Board understands that our major risks are associated with safety, the environment, access to raw materials and our product end markets.

The Board receives and reviews regular reports on our operations, including reports dealing with safety and environmental issues.

The Board is responsible for the supervision of our senior management to ensure that our operations are conducted in accordance with objectives set by the Board. All appointments of senior management are approved by the Board. As part of our planning process, succession planning for senior management positions is regularly reviewed and discussed.

Corporate Disclosure Policy

The Board has, as part of our Governance Policy, approved a Corporate Disclosure Policy, which was updated on June 11, 2018, that is intended to ensure that all material information relating to the Company is communicated appropriately to our Shareholders and the public. The Corporate Disclosure Policy also applies to the dissemination of annual and quarterly reports, news releases and environmental reports. The Corporate Disclosure Policy may be viewed on our website at www.westfraser.com. In addition to annual general meetings, meetings are held from time to time each year between management representatives and various investors, investment analysts, credit rating agencies and financial institutions, all of which are governed by the Corporate Disclosure Policy.

Audit Committee

The Board, through the Audit Committee, is responsible for overseeing the Company’s financial reporting and audit process and requiring that management has designed and implemented and maintains an effective system of internal controls and management information systems. The Audit Committee generally meets twice annually with the Auditor to discuss the annual audit. These meetings are in addition to regular meetings, in which the Auditor participates, during which the Audit Committee reviews and approves certain of our quarterly reports. At regular meetings, the Audit Committee also meets separately and in camera with the Auditor without Management and separately and in camera with Management without the Auditor. The Audit Committee has complete and unrestricted access to the Auditor.

In 2019 the Audit Committee focused on these key areas:

•	reviewing significant accounting and financing reporting issues and assessing the appropriateness of the Company’s financial reports;

•	overseeing and assessing the adequacy and effectiveness of the Company’s internal control procedures over annual and interim financial reporting;

•	managing the Company’s relationship with the Auditor, through, among other things, a formal review of the performance of the Auditor;

•	reviewing with management the adequacy and effectiveness of the Company’s systems for monitoring compliance with financial reporting and disclosure laws, including disclosure controls and procedures;

•

oversight of compliance with the Company’s Code of Conduct and the process through which complaints are received and dealt with, including confidential and anonymous submissions and those that are of a sensitive or “whistleblower” nature; and

•	identifying and overseeing the principal information technology, cyber security, information security and IT networks and information systems risks of the Company.

In order to provide reasonable assurance that the Company’s financial reporting is complete, fairly presented and employs appropriate accounting principles, the Audit Committee reviews the following documents with management and the Auditor and recommends them to the Board for approval:

•	annual financial statements and interim financial reports; and

•	the related Management’s discussion and analysis of financial performance.

The Audit Committee reviews with Management and the Auditor relevant and applicable legal and regulatory developments and the adoption and disclosure of new accounting standards. It also assesses the potential impacts of choosing between accounting alternatives.

Decisions Requiring Prior Approval by the Board

The Board has overall responsibility for the stewardship of the Company. Any responsibility that is not delegated to management or to a committee of the Board remains with the full Board. We maintain policies with respect to matters requiring prior approval of the Board. These policies, and understandings between management and the Board through previous Board practice and accepted legal practice, require that our annual operating and capital plans, significant capital expenditures and all transactions or other matters of a material nature involving the Company or any of its Subsidiaries must be presented by management for approval by the Board.

Shareholder Feedback and Concerns

The Board and management welcome interaction with our Shareholders and believe that it is important to have direct regular and constructive engagement with our Shareholders to permit open dialogue and the exchange of ideas.

West Fraser communicates with its Shareholders and other stakeholders through various channels, including our annual report, management proxy circular, annual information form, quarterly reports, news releases, website, presentations at investor and industry conferences and other materials prepared in connection with the continuous disclosure requirements of the TSX and securities regulatory authorities. In addition, our quarterly earnings call is open to all Shareholders. Our website (at www.westfraser.com) also provides extensive information about the Company and all news releases issued by us are available on the website for viewing.

We maintain a policy of ongoing communication with investors and with representatives of the investment community. This process consists of periodic meetings with investment fund managers and investment analysts as well as individual investors and Shareholders, although always in circumstances that assure full compliance with disclosure requirements.

Inquiries by Shareholders are directed to, and dealt with by, members of senior management. Shareholders and potential investors are encouraged to communicate on any issues, including those relating to executive and Director compensation, directly with members of our senior management. All communications are subject to our Corporate Disclosure Policy. Shareholders may communicate their views to senior management by contacting our main investor contact as set out below:

West Fraser Timber Co. Ltd.

501-858 Beatty Street

Vancouver, British Columbia

V6B 1C1

Attention: Chris Virostek, Chief Financial Officer

Email: shareholder@westfraser.com

Our Board values regular and constructive engagement with Shareholders, and encourages Shareholders to express their views on governance matters directly to the Board. Questions regarding our governance practices can be sent to the Chairman as set out below:

West Fraser Timber Co. Ltd.

501-858 Beatty Street

Vancouver, British Columbia

V6B 1C1

Attention: Chairman of the Board

Expectations of Management

The Board has determined its expectations of management, which include provision of information and implementation of processes that enable the Board to identify risks and opportunities for the Company, the identification of appropriate comparisons and benchmarks against which our performance may be measured, and the provision of information and data that permits the Board to monitor ongoing operations, and management understands these expectations. As part of the ongoing process of monitoring the performance of management, at each Board meeting the Board receives operational updates on each of our business units. These updates compare actual performance to our annual plan and historical results and include a discussion of all significant variances.

As part of the monitoring process, the Chief Executive Officer submits to the Board at the beginning of each year a written report setting out goals, expectations and priorities for the year. These are reviewed by the Board and may be varied based on the Board’s comments. At the end of the year, a report is submitted to the Board by the Chief Executive Officer that sets out achievements relative to the original goals and expectations. Both the Board and the Chief Executive Officer expect that the level of those achievements will be taken into account when establishing the Chief Executive Officer’s compensation for the following year.

Composition of the Board

Independence

We are required to disclose which of our Directors are, or are not, “independent” of management as that term is used in National Instrument 52-110. Nine of our ten current Directors are independent, while Ray Ferris is considered not independent. Below is a summary of the basis of our determinations:

Name	Determination and Basis
Hank Ketcham	Independent (see commentary below)
Reid E. Carter	Independent
Ray Ferris	Non-independent Basis for Determination: Currently our President and Chief Executive Officer
John N. Floren	Independent
Brian G. Kenning	Independent
John K. Ketcham	Independent (see commentary below)
Gerry Miller	Independent (see commentary below)
Robert L. Phillips	Independent
Janice G. Rennie	Independent
Gillian D. Winckler	Independent

Where an individual is, or has been within the last three years, an employee or executive officer of an issuer, National Instrument 52-110 provides that such individual is deemed to have a material relationship with the issuer and thus would be considered non-independent of the issuer.

Hank Ketcham was appointed our President and Chief Executive Officer in 1985 and assumed the role of Chairman of the Board in 1996. In 2012 he relinquished the title of President and on March 1, 2013 Mr. Ketcham retired as our Chief Executive Officer and was designated as our Executive Chairman of the Board. Hank Ketcham retired from his role as our Executive Chairman effective April 19, 2016 and assumed the position of Chairman of the Board. As of the date of the Meeting, more than three years will have elapsed since Hank Ketcham served in any executive capacity with the Company. Mr. Ketcham does not engage in any related party transactions with the Company and does not have any consulting, advisory or other contractual arrangements with the Company outside of his role as the non-executive Chairman and a member of the Board.

Having regard to Hank Ketcham’s past relationships with the Company and considering his current relationships with management and the Company and the passage of time and other factors, the Board determined that there are no “material relationships” (within the meaning of NI 52-110) which could, in the view of the Board, be reasonably expected to interfere with Hank Ketcham’s exercise of independent judgement. The Board also considered the issue of the Chairman’s relationship with management in the context of the need to ensure the Board’s independence from management and determined that the Chairman is sufficiently aligned with Shareholder interests to ensure Board independence from management. The Chairman is a director and shareholder, and is related to the other directors and shareholders, of Ketcham Investments, Inc., whose shareholdings are described under “Voting Securities, Principal Shareholders and Normal Course Issuer Bid”. The Board also considers that these relationships assure that the interests of the Chairman are closely aligned with Shareholder interests. The Board also established the position of Lead Director to ensure that the Board’s independence from management is clear in appearance as well as in fact and has indicated its intention to continue the appointment of a Lead Director until such time as it determines that the role is no longer necessary to ensure that the Board’s independence is clear, and its intention is to retain the role of the Lead Director until at least the Company’s annual general meeting in April 2021.

Gerry Miller retired as an employee and senior officer of the Company on July 31, 2011. As the third anniversary of his retirement has passed, he may be considered independent if the Board determines that he is otherwise sufficiently independent of management. The Board has considered Mr. Miller’s prior employment with the Company, and the Board has determined that, given the passage of time and other factors including Mr. Miller’s active participation as a director since 2012 and his experience as a director of another Canadian public company, Mr. Miller is sufficiently independent of our management.

John Ketcham is the cousin of Hank Ketcham, the Company’s current Chairman and former member of our management. The Board has considered this relationship and interest, including the shareholding interests of John Ketcham and those of Hank Ketcham and the fact that neither John Ketcham nor Hank Ketcham are executives or employees of the Company and do not have any other material financial, familial or other relationship with the Company or its executives, and has determined that John Ketcham is sufficiently independent of our management and has interests aligned with Shareholders to the extent that such independence qualifies him to be a member of the Governance & Nominating Committee and make a valuable contribution in that role.

The Governance & Nominating Committee, which is comprised of all Directors other than Hank Ketcham, our Chairman, and Ray Ferris, our President and Chief Executive Officer, meets without any members of management present as part of each regularly scheduled meeting of the Board. There were five such meetings during 2019.

Gender Diversity – Board and Executive Officers

The Company is committed to providing equal opportunities for individuals who have the necessary qualifications for employment and advancement within the Company. The Company’s objectives, as outlined in its Code of Conduct, include providing a work environment that is free of discrimination and harassment, including based on gender. The Company believes that supporting a diverse workplace is a business imperative that helps the Company and its Board attract and retain the brightest and most talented individuals.

Two out of our current ten Directors (20%) are women. Two out of nine of the independent Directors (22%) are women. If all of management’s nominees are elected, two of the ten Directors (20%) will be women. The Company and its major subsidiaries have in the aggregate ten executive officers, none of whom are women.

Although, the Company has not adopted any formal targets regarding women in director and senior executive positions, we do consider gender diversity when making hiring or advancement decisions. The Company firmly believes that all of its stakeholders benefit from the broader exchange of perspectives and balance brought by diversity of background, thought and experience. The Company’s commitment to gender diversity is demonstrated through several facets, including initiatives such as diversity and inclusion training, and workshops for identified women successors.

The Company does consider diversity to be important and believes that its current framework for evaluating Board and executive officer candidates takes into account diversity along with a broad variety of factors the Company considers appropriate. The Company also encourages female and minority candidates to apply for vacant positions, and the Company is an equal opportunity employer.

However, the priority of the Company in advancing or recruiting new candidates is ensuring individuals bring value to the Company and its Shareholders by possessing a suitable mix of qualifications, experience, skills and expertise and it is ultimately the skills, experience, characteristics and qualifications of the individual that are most important in assessing the value the individual could bring to the Company.

Diversity Policy

The Company recognizes the benefits of inclusion and diversity in its broadest sense and considers inclusion and diversity at the Board level to be an essential element of Board effectiveness. The Company views inclusion and diversity on the Board as leading to a better understanding of opportunities, issues and risks; enabling stronger decision-making; and ultimately improving our performance and ability to provide strategic oversight and maximize Shareholder value. In furtherance of this goal, in February 2019, the Board adopted a formal, written policy relating to diversity including gender diversity (the “Diversity Policy”). The purpose of the Diversity Policy is to promote an environment within the Company which will attract and advance those Director candidates with the widest range of knowledge, skills and experience. While all Director appointments are based on merit, the Board expects that when selecting and presenting candidates to the Board for appointment, the Governance & Nominating Committee will consider not only the skills, experience and expertise of a candidate, but also other factors, including gender, race, ethnicity, age and geography to ensure that the Board has a diverse membership. Moreover, the Board recognizes that gender diversity is a significant aspect of diversity and acknowledges the important role that women with the relevant skills and experience can play in contributing to a diversity of perspective on the Board.

While the Board does not support fixed percentages or quotas for achieving diversity, in recruiting candidates for nomination, the Board and the Governance & Nominating Committee considers a variety of factors including decision-making ability, skill, geography, experience with businesses of a comparable size, diversity of backgrounds and perspectives, gender, race, ethnicity, age, the interplay of a candidate’s skills and experience with the skills and experience of other Board members, and the extent to which a candidate would be a desirable addition to the Board.

The Governance & Nominating Committee may from time to time consider adopting measurable objectives for achieving diversity on the Board, including gender and minority diversity, and recommend such objectives to the Board for adoption.

The Diversity Policy requires the Governance & Nominating Committee to review and monitor the implementation of the policy on an annual basis to ensure its effectiveness and report the results of its review to the Board. The Board currently has two female directors. A copy of the Diversity Policy is available on the Company’s website at www.westfraser.com.

In addition to the Diversity Policy, the charter of the Governance & Nominating Committee provides that the Committee will review and make recommendations to the Board on the composition of the Board in order to ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds, with a view to facilitating effective decision-making. Similarly, in the process of identifying candidates for executive officer appointments, the Company considers whether our senior executive group consists of persons with sufficiently diverse and independent backgrounds.

Serving on Other Boards

Each of Bob Phillips and Janice Rennie is an active corporate director serving on several corporate boards. The Board and the Governance & Nominating Committee have reviewed each of their board memberships and determined that they have demonstrated that they devote the required time and attention to discharge their duties as members of our Board. Mr. Phillips and Ms. Rennie have each demonstrated a strong understanding of West Fraser’s business, have been well prepared for all Board and committee proceedings and make consistent and valuable contributions to those proceedings. In 2019, Mr. Phillips and Ms. Rennie maintained, respectively, a 92% and 100% attendance record at Board and committee meetings. They also made themselves available to meet with management and fellow Directors and attend tours of the Company’s facilities on an ad hoc basis whenever required to do so. Mr. Phillips has indicated that he will be retiring from the Board of Maxar Technologies Inc. in May, 2020.

The disclosure under “Information regarding Nominees for Election as Directors” beginning on page 12 lists the other public company directorships held by our Directors. West Fraser does not limit the number of outside directorships. The Governance & Nominating Committee discusses our Director expectations with potential candidates to ensure the candidates understand the time commitments and expectations before agreeing to be nominated as a Director of the Company.

Both Mr. Floren and Ms. Rennie are directors of both West Fraser and Methanex Corporation. The Board has considered these common directorships and has determined that they should not impair the ability of these individuals to exercise independent judgment as members of our Board.

Committees of the Board

The Board has concluded that, because of its relatively small size, committees of the Board should be kept to a minimum so that all members of the Board are able to participate in discussions on significant issues. Matters that are outside of management’s authority are reported to and approved by the Board.

Committees of the Board may engage outside advisors at the expense of the Company. Under the Governance Policy an individual Director may, with the approval of the Board, retain an outside advisor at our expense.

The Board has appointed the following four committees of the Board, each of which is comprised entirely of Directors who are not members of our management: Audit, Human Resources & Compensation, Health, Safety & Environment, and Governance & Nominating.

In order to facilitate open and candid discussion, in camera sessions are held at every committee meeting without management present. It is also the practice of each committee of the Board to meet in camera during each of its meetings. Topics discussed at these meetings include, but are not limited to, Board processes, succession planning, executive assessments, organizational changes, and strategy.

Audit Committee

Chair:	Reid E. Carter

Other Members:	Janice G. Rennie
Gerry Miller
Gillian D. Winckler

The full text of the Audit Committee Charter, which forms part of our Annual Information Form which is included in our Annual Report, is available for viewing on our website at www.westfraser.com. The Audit Committee Charter was last reviewed and revised by the Board on February 11, 2020. The Audit Committee is responsible for reviewing our annual financial statements and making recommendations as to the approval of the annual financial statements by the Board. Material issues related to the audit of our internal control and management information systems are discussed by management representatives and the Committee as they arise. The Committee has typically been delegated the authority to approve certain of our quarterly financial statements and quarterly earnings announcements before publication. The Audit Committee has direct access to the Auditor and is responsible for approving the nomination, and establishing the independence, of the Auditor. The role of the Committee has been discussed at various times with our Auditor.

Under NI 52-110 the Audit Committee must be comprised of independent directors. An “independent director” is a director that has no direct or indirect material relationship with the Company, including not being affiliated with management or the Company in terms of specific family or commercial relationships. Each member of our Audit Committee is considered “independent” and, in addition, “financially literate” as such terms are used in NI 52-110.

Additional disclosure concerning the Audit Committee is contained in our Annual Information Form, which is included in our Annual Report, under the heading “Audit Committee”.

Human Resources & Compensation Committee

Chair:	Brian G. Kenning

Other Members:	John N. Floren
Robert L. Phillips
Janice G. Rennie

The Human Resources & Compensation Committee is responsible for reviewing and making recommendations to the Board with respect to the remuneration of our executive management and the remuneration of each Director, and has the authority to grant Options to officers and employees under our Stock Option Plan, although in practice the Board gives final approval of all Option grants. This Committee reviews the remuneration of Directors and executive management each year.

In December 2019, this Committee reviewed the Human Resources & Compensation Committee Charter and made recommendations to update it in accordance with best practices and to, among other things, supplement the Committee’s responsibilities to oversee the director remuneration every two years and CEO emergency succession planning. These recommendations were approved by the Board on December 10, 2019. The Human Resources & Compensation Committee Charter may be viewed on our website at www.westfraser.com.

Health, Safety & Environment Committee

Chair:	John N. Floren

Other Members:	John K. Ketcham
Gerry Miller
Gillian D. Winckler

The Health, Safety & Environment Committee is responsible for monitoring our health, safety and environmental performance. The Committee conducts an ongoing review of our health, safety and environment-related policies and performance, including compliance with applicable laws and regulations.

This Committee also reviews the suitability and effectiveness of safety and environment management systems and the environment sustainability certification programs to which we subscribe. The Health, Safety & Environment Committee Charter was reviewed and revised by the Board on April 23, 2019. The Charter of the Health, Safety & Environment Committee may be viewed on our website at www.westfraser.com. Additional information about our environmental, social and governance policies and practices can be found on the Responsibility section of our website and in our Responsibility Report on our website, as well as in our Annual Information Form which is part of our Annual Report that can be found on our website and also on SEDAR (www.sedar.com).

Governance & Nominating Committee

Chair:	Robert L. Phillips

Other Members:	Reid E. Carter
John N. Floren
Brian G. Kenning
John K. Ketcham
Gerry Miller
Janice G. Rennie
Gillian D. Winckler

The Governance & Nominating Committee is comprised of each Director who is “independent” of management as that term is used in National Instrument 52-110, and, in addition, our Chairman will not serve on the Governance Committee for so long as we continue with the appointment of a Lead Director. The Governance Committee is responsible for providing support for the governance role of the Board and, as part of that support, reviews and makes recommendations on the composition of the Board, periodically assesses the function of the Board and its Committees, and monitors developments in corporate governance. In addition, the Governance Committee is responsible for establishing criteria and procedures for identifying candidates for election to the Board, engaging search firms, where necessary, and recommending to the Board nominees to stand for election as Directors. The Governance Committee also regularly assesses the performance of the Chief Executive Officer and reviews and assesses succession plans for management submitted to it on a regular basis. The Governance Committee regularly reviews succession alternatives and planning for the Chief Executive Officer position. The Governance Committee, together with the Chief Executive Officer, manages an ongoing formal process to assess the abilities, readiness and interests of members of the current executive group and oversees appropriate skills development. The Governance & Nominating Committee Charter was reviewed and revised by the Board on April 23, 2019. The Governance & Nominating Committee Charter may be viewed on our website at www.westfraser.com.

Orientation Program and Continuing Education

New Directors receive a broad range of materials that provide both historical and forward-looking information concerning West Fraser, its operations, senior management and the Board, and its strategic objectives. As part of our orientation program, new Directors have an opportunity to meet with senior management to discuss our business, receive historical and current operating and financial information and are encouraged to tour our facilities.

We do not have a formal continuing education program for our Directors. Each of our Directors has had, or currently has, executive or board of director responsibilities and there is a regular sharing of those experiences which assists our Board in identifying and adopting, on a continuing basis, best corporate governance practices. Board proceedings include regular review of risk factors including detailed reviews of focus risks, periodic presentations by management and outside industry experts on important and evolving issues and Directors will visit and tour certain of our facilities on a regular basis which contributes to a more complete understanding of our business.

Individual Directors attended and, in some cases, were participants or presenters at, third-party conferences, seminars, webinars and presentations on a broad range of topics in 2017, 2018 and 2019, including the following:

Topic	Presented By
2017 Proxy Season Review	Agenda Webinar
Accounting and Regulatory Updates	E&Y - Canadian Directors Network
Accounting for Cryptocurrencies under IFRS	CPA Canada
Accounting Standards Implementation (IFRS 9, 15, 16)	E&Y - Canadian Directors Network
AcSB Domestic Standards Update for Part II and Part III	CPA Canada
AcSB Framework for Reporting Performance Measures	CPA Canada
Asia Pacific Board Intelligence	ICD Webinar
Audit Quality Symposium	CPAB
Blockchain Disruption	NACD
Board Culture and Maximizing Board Effectiveness	Institute of Corporate Directors (“ICD”)
Board Evaluations	NACD
Board Oversight of Corporate Culture	E&Y - Canadian Directors Network
Bringing Artificial Intelligence to the Financial Audit	CPA Canada
Canada Planning Across the Enterprise	CPA Canada
Canada Canadian Public Company Financial Reporting Update	CPA Canada
Challenges for the Board and Audit Committee	Deloitte
Chairing the Board - Episode 1	ICD Video Learning Series
Climate Change: Implications for Corporate Oversight	CPA Canada
Company Reporting Update	CPA Canada
Conducting Board Evaluations	NACD
Current Issues in Canadian Corporate Governance	ICD
Cyber Security	EPCOR
Cyber Security	ICD Forum
Cyber Security	KPMG/NACD Webinar
Cyber-Security	Michael Doucet (former head of CSIS)
Data Analytics	Andrew Bentley SAS
Digital Disruption and Board Oversight of Big Data	E&Y - Canadian Directors Network
Disruption and the Board	E&Y - Canadian Directors Network Meeting
Disruption Part 1	ICD Forum
Disruption Part 2	ICD Forum
Economic and Geopolitical Outlook 2020 and Beyond and Shifting Stakeholder Power Dynamics	E&Y - Canadian Directors Network
Economic Outlook	CIBC
Economic Outlook	KPMG Webinar
Emerging Ethical Challenges for CPAs	CPABC
Enterprise Risk Management	Promontory Advisors

Topic	Presented By
Executive Compensation	ICD Hugesson Webinar
Executive Compensation Trends	ICD and Hugesson
Fraud Prevention for Professionals	CPA Canada
Government Relations and Political Advocacy	E&Y - Canadian Directors Network Meeting
ICD National Conference	ICD
Identifying and Assessing Risks of Material Misstatement	CPA Canada
Insider Threats – Challenges and Evolving Strategies	KPMG
Institutional Shareholder Perspectives	Lazard
Introduction to Anti-Money Laundering	CPA Canada
Legal Responsibilities of Officers and Directors	CPABC
Lessons Learned from Board Missteps	E&Y - Canadian Directors Network
National Corporate Governance Conference	ICD
Public Company Audit Update	CPABC
SEC Registration and Rules (in house counsel)	Legal Briefing
Technology, Investors and the Evolving Financial Information Landscape	CPA Canada
The Future of Work	ECD Global Directors Dialogue
Towers Watson Proxy	Season Webinar
U.S. Election: What does it mean for Canada?	E&Y - Canadian Directors Network
Workforce Planning	Ted Talk

A key part of each regularly scheduled Board meeting is a business overview provided by the Chief Executive Officer. This overview includes an operational and financial review but also provides perspectives on growth strategies, human resources, political, legal and regulatory issues and material changes in our risk environment. These discussions help our Directors to understand the full scope of our underlying business environment when making decisions that affect our future.

Performance Reviews

The Governance Committee regularly and, not less frequently than annually, reviews the performance of the Board and its Committees. This review has been conducted both by way of a formal questionnaire and report and by informal interviews and discussions led by the Chairman or the Lead Director. The Board performance review also includes a “peer” or individual Director review process. To date no significant problem with respect to performance of the Board, any Committee or any individual Director has been identified.

Meeting Attendance Record

In 2019 the attendance record for Board meetings was 97%. The following chart sets out meeting attendance records of each of the current Directors during 2019, including each Committee of which the Director is currently a member.

Committees
Director	Board Meetings	Audit	Human Resources & Compensation	Health, Safety & Environment	Governance & Nominating
H.H. Ketcham	5 of 5	Nil	Nil	Nil	Nil
R.E. Carter	5 of 5	4 of 4	Nil	Nil	5 of 5
R.W Ferris	4 of 4	Nil	Nil	Nil	Nil
J.N. Floren	5 of 5	Nil	3 of 3	2 of 2	5 of 5
B.G. Kenning	5 of 5	Nil	3 of 3	Nil	5 of 5
J.K. Ketcham	5 of 5	Nil	Nil	2 of 2	5 of 5
G.J. Miller	5 of 5	4 of 4	Nil	2 of 2	5 of 5
R.L. Phillips	5 of 5	Nil	2 of 3	Nil	5 of 5
J.G. Rennie	5 of 5	4 of 4	3 of 3	Nil	5 of 5
E. R. Seraphim	2 of 2	Nil	Nil	Nil	Nil
G.D. Winckler	4 of 5	4 of 4	Nil	1 of 2	4 of 5

EXECUTIVE COMPENSATION DISCUSSION & ANALYSIS

Human Resources & Compensation Committee Responsibility

The Human Resources & Compensation Committee (the “HR&C Committee”) is responsible for recommending to the Board the level and nature of compensation for executive officers and Directors and may grant Options to officers and employees under the Stock Option Plan although in practice the Board provides final approval of all compensation matters for Directors and executive officers including Option grants. In making its determinations, the HR&C Committee has access to comparative data and, if considered appropriate, receives advice from selected independent consultants.

The HR&C Committee is also responsible for reviewing and recommending to the Board the approval of our compensation and benefits (including retirement and pension) philosophy and policies and any incentive-compensation plans and equity-based plans and assessing on an ongoing basis whether such compensation and benefits policies are consistent with the sustainable achievement of our business objectives, the prudent management of our operations and risks, and the promotion of adherence to our Code of Conduct, its policies concerning safety and environmental stewardship and other material policies, procedures and controls. In reviewing such policies, the HR&C Committee may consider the recruitment, development, promotion, retention and compensation of executive management and other employees and any other factors that it deems appropriate.

The HR&C Committee also ensures that such compensation and benefit policies do not encourage unwarranted risk taking and undertakes annual risk assessments of these policies. When it reviews and recommends compensation for the Chief Executive Officer (the “CEO”) and executive management, the HR&C Committee assesses the appropriateness of compensation relative to business risks undertaken by considering, among other things, adherence to our Code of Conduct and its other material policies, procedures and controls, as well as any other factors it considers appropriate.

The HR&C Committee is also responsible for overseeing the financial position, governance, administration and compliance with statutory and regulatory requirements of the Company’s pension plans and reporting to the Board annually on these plans. The HR&C Committee also oversees talent development and succession planning for our executive management and annually reports to the Board on such planning.

Composition of the Human Resources & Compensation Committee

The HR&C Committee currently consists of four independent Directors each of whom has held senior executive roles which have included involvement in executive compensation issues. The HR&C Committee met three times in 2019 to review matters relating to the compensation of executive officers. In addition to meetings, members of the HR&C Committee regularly receive reports and advice from independent consultants and members of executive management on executive compensation issues. None of the members of the HR&C Committee is indebted to the Company.

See also “Our Corporate Governance Policies and Procedures – Committees of the Board – Human Resources & Compensation Committee” on page 38.

Report on Executive Compensation

The policy of the HR&C Committee and the Board with respect to executive compensation is to provide compensation to each executive officer in the form of a base salary, employment benefits, performance-related bonus, equity-based long-term incentives and post-retirement pension benefits in order to attract and retain a highly-motivated, cohesive and results-oriented management team. Total compensation for each executive officer is designed to be competitive with that provided by comparable companies in Canada to executive officers in similar positions as well as to align the interests of executive officers with those of our Shareholders and not encourage excessive risk taking. Each of the components of total compensation is established based on the following criteria:

Base Salary	–	to be below the median base salaries for comparable positions
Annual Incentive Bonus	–	based on our financial performance above a minimum return on shareholders’ equity, and targeted to be below the median for comparable positions
Long-Term Incentive	–	to be above the median on long - term incentives for comparable positions

Overall, the compensation package is designed to compensate executive officers for above-average, long-term, sustainable financial results, and is designed to be competitive at the 50% percentile for overall compensation for comparable positions.

In order to establish compensation for executive officers other than the CEO, the HR&C Committee receives recommendations with supporting documentation, including data on comparable compensation levels, from the CEO. The HR&C Committee considers the recommendations and comparative data and makes its recommendation to the Board. In respect of compensation for the CEO, the HR&C Committee bases its recommendation to the Board on its review of comparable compensation data for chief executive officer positions. In 2018 as part of its review the HR&C Committee considered a survey and report prepared by Willis Towers Watson (“Towers Watson”), a professional services firm, of our executive compensation program relative to those of different peer groups, which included a review of the compensation for the CEO and our other executive officers and comparable compensation data for CEO and other executive officers positions of those peers.

In determining the comparability of similar positions in other companies the HR&C Committee considers responsibility levels as well as industry similarity, annual revenues and cash flows, total assets, market capitalization and number of employees of the selected companies. For positions where compensation data is not comparable, internal guidelines and data are used.

The Company uses, and periodically participates in, broad-based compensation surveys prepared by independent consulting firms. As well, from time to time the Company and the HR&C Committee may obtain specific benchmarking data prepared by independent consulting firms. This information, along with Company-specific data, is considered when establishing compensation for executive officers.

In connection with the survey and report prepared in 2018 by Towers Watson of our executive compensation program relative to those of different peer groups and on the recommendation of Towers Watson, the peer group for the compensation benchmarking study was updated in 2018 and is comprised of the following publicly-traded, Canadian and U.S. companies:

Paper and Forest Products	Capital-Intensive

Resolute Forest Products Inc.	Finning International Inc.
Canfor Corporation	Gibson Energy Inc.
Cascades, Inc.	Keyera Corp.
CCL Industries Inc.	Lundin Mining Corporation
Louisiana-Pacific Corporation	Methanex Corporation
Domtar Corporation	Parkland Fuel Corporation
Interfor Corporation	WSP Global Inc.
KapStone Paper and Packaging Corp.
Norbord Inc.

Base Salaries

The HR&C Committee reviews executive management base salaries periodically and considers annual adjustments to be effective in October of each year. The most recent review of base salaries was conducted in September, 2019.

In determining its September, 2019 recommendation for the base salary of each executive officer, the HR&C Committee considered the comparative data for the peer group.

Annual Incentive Bonus Plan

The annual incentive bonus plan (the “Bonus Plan”) covers our CEO and our Vice-Presidents. The Bonus Plan is the variable compensation component of total executive compensation designed to compensate these officers annually based on the achievement of our objective annual financial return targets.

The annual bonus is calculated as a percentage of current base salary, with the percentage earned based on the adjusted net income (adjusted to exclude equity-based compensation expense or recovery and any accrual for bonuses to our senior executives, both on an after-tax basis) divided by average Common Shareholders’ equity (“ROSE”). If the ROSE for the year is below 5% for the applicable year, no bonuses are payable under the Bonus Plan. At the 5% ROSE level, bonuses for the Vice-Presidents are earned at 17.5% of base salary. The bonus percentage increases as the ROSE increases and the bonus percentage earned will reach 100% of base salary at a 15% ROSE level, which is the maximum bonus percentage payable. In any year, the bonus percentage for the CEO is equal to 125% of the bonus percentage for other officers covered by the Bonus Plan.

The Board may, in its discretion, also consider other issues, including safety and environmental performance, when determining the amount, if any, of bonuses earned under the Bonus Plan that will be paid.

In 2019 on an adjusted basis (adjusted by excluding equity-based compensation expense or recovery and any accrual for bonuses to our senior executives, both on an after-tax basis) our earnings were a loss of $148 million which resulted in an annual ROSE of -5.6% for 2019. This did not exceed the bonus threshold under the Bonus Plan and therefore no annual incentive bonuses for 2019 were awarded to qualifying senior executives under the Bonus Plan. In 2018 and 2017 the annual ROSE was 28% and 26%, respectively, which exceeded the bonus threshold and annual incentive bonuses of a maximum of 100% of base salary were awarded in each of those years to each of the qualifying senior executives in accordance with the Bonus Plan (with the bonus percentage for the CEO equal to 125% of such bonus percentage) and were paid in 2019 and 2018, respectively. See also “Clawback Policy” on page 48 which applies to the Bonus Plan.

Long-Term Incentive Component

The long-term incentive component of compensation is comprised of Options and phantom share units (which are either RS Units or PS Units) that are intended to directly align the long-term interests of our senior management with those of our Shareholders. The proportion of Options and phantom share units included in a long-term incentive grant will vary from time to time at the discretion of the Board. In 2019 the Board, on the recommendation of the HR&C Committee, changed the mix of the long-term incentive components of executive compensation to eliminate grants of RS Units and grant in their place additional PS Units in order to increase the award of performance-conditioned equity incentive components of executive compensation. As a result, approximately 50% of the value of the long-term incentives granted in 2020 and 2019 to executive officers (which consisted of only Options and PS Units) are performance-conditioned.

Stock Option Plan

The Board established the Stock Option Plan on February 24, 1994 as a means of recognizing contributions to the Company made by Directors, officers and employees and to provide a long-term incentive for their continuing relationship with the Company and its subsidiaries. Directors ceased to participate under the Stock Option Plan in 2004. The Stock Option Plan has been amended from time to time (most recently in April of 2016) to increase the number of Common shares that may be issued in respect of Options granted under it, to impose certain limits on the number of Options that may be issued to our insiders, to establish certain restrictions on amendments to the Stock Option Plan without Shareholder approval, to provide for certain automatic extensions for Options expiring during or within five business days of a blackout period under the Company’s Securities Trading Policy, and to address certain incidental housekeeping changes. See also “Option Grants” on page 55.

Outstanding and Authorized Options

Year	Outstanding	Weighted Average Price	Remaining Authorized	Total	% of Outstanding Common Shares
2020[1]	1,368,398	$53.29	178,791	1,547,189	2.3
2019[1]	1,351,253	$40.03	334,900	1,686,153	2.4
2018[1]	1,536,391	$40.79	474,806	2,011,197	2.6

1.	As at February 14, 2020, February 15, 2019 and February 20, 2018, respectively.

Annual Burn Rate

The following table summarizes the burn rate during the last three fiscal years. Burn rate is defined as the total number of Options granted during the applicable fiscal year divided by the weighted average number of Common shares and Class B Common shares outstanding for the applicable fiscal year.

	Options Granted in Year	Weighted average number of securities outstanding	Annual Burn Rate
2019	151,530	68,882,315	0.2%
2018	112,715	74,451,215	0.2%
2017	192,255	78,096,613	0.2%

Since the introduction in 2003 of the right of a holder to surrender an Option for a cash payment (the “Cash Value Alternative”) under the Stock Option Plan, as at February 14, 2020, 160,535 Options have been exercised for Common shares, resulting in a 0.2% dilution to Common shareholders. During the year ended December 31, 2019, 9,529 Options were exercised for Common shares. See “Option Grants” on page 55. Of the 1,368,398 outstanding Options, 936,548 are exercisable and, of the outstanding Options, 779,096 Options were held by insiders representing 1.1% of the total number of issued and outstanding Common shares and Class B Common shares, in each case as of February 14, 2020. A total of 151,530 Options were granted to officers or employees in 2019 and a total of 157,685 Options were granted to officers or employees in February, 2020, representing 0.2% of the total number of issued and outstanding Common shares and Class B Common shares as at the end of 2018 and 2019, respectively.

Our Board has adopted a policy to manage the Stock Option Plan with a goal of limiting the potential dilution of outstanding and remaining authorized Options to 5% or less of the number of our outstanding Shares. The aggregate potential dilution of all issued and authorized Options under our Stock Option Plan was 2.0% at February 14, 2020.

Phantom Share Unit Plan

In 2010 the Board approved the Phantom Share Unit Plan which is intended to supplement or, in whole or in part, replace, the granting of Options as long-term incentives for officers and employees. This plan provides contingent future compensation based on Common share price performance, but is payable only in cash and represents no potential for Shareholder dilution. The HR&C Committee and the Board believe that this plan, combined with other components of compensation, provides a broader range of alternatives in developing retention and performance incentives for officers and employees that more directly align their interests with those of current and future Shareholders.

The plan permits the Board to grant, as it determines appropriate, two types of units which vest on the third anniversary of the grant date. A vested RS Unit must be redeemed by us by payment to the holder of an amount equal to the volume weighted average trading price of a Common share over the 20 trading days immediately preceding its vesting date (the “vesting date value”). A vested PS Unit must be redeemed by us by payment to the holder of an amount, determined by the Board, that is equal to or between nil and twice its vesting date value based on two performance criteria measuring our performance relative to the performance of a peer group of companies over the three-year performance period. At the end of such period, in order to determine the amount to be paid on vested PS Units the Company’s performance is measured by reference to (i) the Company’s total cumulative Shareholder return (the “TSR”) relative to the TSR of the peer group and (ii) the Company’s annual return on capital employed relative to the return on capital of the peer group over the three year period. The amount paid, if any, on such PS Units is based on an equal weighting of these two performance measurements although if the return on capital employed is negative for the period the weighting for that factor is capped at one-half its potential maximum, regardless of relative performance. The peer group used for the purposes of the Phantom Share Unit Plan currently consists of Canfor Corporation, Interfor Corporation, Western Forest Products Inc. and Weyerhaeuser Company, all of which are North American publicly-traded forest products companies. On the recommendation of the HR&C Committee, this peer group may be reviewed and changed by the Board, from time to time, as it deems appropriate. The Board also has discretion to vary the payout calculation as it considers appropriate to take into account factors which may have a significant or extraordinary effect on relative performance.

Officers and employees granted units under the Phantom Share Unit Plan are also entitled to additional units to reflect cash dividends paid on Common shares from the applicable grant date until payout. The final amount to be paid, in cash, to each officer or employee on RS Units and PS Units is based on the type and number of vested units she or he holds multiplied by the applicable payout value. Other than officers or employees who retire, become totally disabled or die, units will be automatically cancelled, without payout, on termination of employment or resignation. In the event of retirement, total disability or death of a holder of RS Units or PS Units granted after 2012, the number of units held will be reduced based on the proportion of the three-year period that the holder was not an officer or employee.

In each of February 2017 and 2018, the Board granted units under the Phantom Share Unit Plan to officers and employees and, in the case of executive officers, the proportions of the grants for each of the RS Units and the PS Units to executive officers were equal. In 2019, the Board granted units under the Phantom Share Unit Plan to officers and employees and, in the case of executive officers, granted only PS Units and no RS Units. In 2020, the Board granted only PS Units under the Phantom Share Unit Plan to officers and employees, and no RS Units were granted to executive officers or employees in 2020. The change in the mix of units granted in 2019 and 2020 was made to increase the award of performance-conditioned long-term incentives granted to executive officers and employees and reduce the award of time-conditioned incentives. As a result approximately 50% of the value of the long-term incentives granted in 2019 to executive officers and 50% of the value of the long-term incentives granted in 2020 to executive officers and employees (which in both cases consisted of only options and PS Units) are performance-conditioned. See also “Clawback Policy” on page 48 which applies to the Phantom Share Unit Plan.

For PS Units which vested in February of 2020, the relative performance multiplier was 1.83. The calculation is set out below.

PS Unit Relative Performance Multiplier

First Comparison (out of a maximum of 1) – Return on Capital Employed

2017	1.00	(exceeded four of four in peer group)
2018	1.00	(exceeded four of four in peer group)
2019	0.50	(exceeded two of four in peer group)

Average	0.83

Second Comparison (out of a maximum of 1) – Total cumulative shareholder return over entire period February 16, 2017 to January 31, 2020

	1.00	(exceeded four of four in peer group)

Total	1.83

Previous PS Unit Relative Performance Multipliers were as follows:

For PS Units Vesting in February of:	Multiplier
2014	1.0
2015	1.47
2016	1.27
2017	1.27
2018	1.92
2019	1.83

Post-Retirement Pension Benefit

Executive officers, including the CEO, are members of our non-contributory defined benefit pension plans for salaried employees. The pension benefit provided under these pension plans is described starting at page 61 of this Circular. The Company does not provide any additional post-retirement benefits, such as medical or dental insurance, to the executive officers.

Clawback Policy

We have recognized a trend in recent years towards the adoption of recoupment and “clawback” policies, particularly among large public companies. As a prudent aspect of risk management and our commitment to operate consistently with good governance practices, the Board in 2013 approved amendments to the Phantom Share Unit Plan and the Bonus Plan to incorporate payment adjustment provisions. These Plans now both contain financial restatement triggers permitting West Fraser to recoup the amount of the incentive awards that have been paid in excess of the amount that would have been payable under the restated financial statements or deduct such excess amount from future payments to be made under such Plans. These payment adjustment provisions also allow the Company to adjust incentive awards upwards to reflect restated financial statements that are more favourable than the original financial statements. The payment adjustment provisions have a three-year look-back period.

CEO’s Compensation

In recommending compensation for the CEO, the HR&C Committee follows similar principles to those applied for all of our other executive officers. The HR&C Committee considers market competitive-salary information for chief executive officer positions in similar-sized companies in Canada and the U.S. This includes manufacturing companies in other sectors as well as in the forest products sector. The Company periodically participates in broad-based compensation surveys and also periodically seeks the advice of independent compensation consultants engaged to review the executive compensation program. In 2016 Towers Watson conducted a survey on our behalf concerning executive compensation and in 2018 Towers Watson conducted a survey and review of our executive compensation program relative to those of different peer groups. The survey and review results, along with Company-specific data, are used to determine the competitiveness of the CEO’s compensation and its alignment with the interests of Shareholders. The CEO establishes, with guidance and direction from the Board, annual goals and reports to the Board at the end of each year on his performance against those goals. The HR&C Committee considers this performance when considering its recommendation of compensation of the CEO.

Details of our CEO’s compensation are described in the table titled “Summary Compensation Table”.

Executive Equity Holding Requirements

In February 2013 our Board approved the adoption of minimum equity holding requirements, that were amended in September 2013. The minimum equity holding requirements are reviewed from time to time to align with what the Board considers best governance practices. In February 2019, on the recommendation of the HR&C Committee, the Board adopted a new Equity Holding Requirements Policy to take into account changes to the Company’s equity compensation practices which eliminated grants of RS Units and replaced them with grants of additional PS Units (which do not qualify as eligible equity under the Policy) to increase the award of performance-conditioned equity incentive components of executive compensation. As a result of these changes, approximately 50% of the value of the long-term incentives granted in 2019 and 2020 to executive officers (which consisted of only Options and PS Units) are performance-conditioned.

Under the Equity Holding Requirements Policy, each executive officer is required to hold Shares and RS Units having a value of not less than the executive’s base salary in the case of a Vice-President and not less than three times the executive’s base salary in the case of the CEO. Shares and RS Units held by an executive officer will be valued based on the greater of (1) their original cost or grant date value and (2) the closing price of the Company’s Common shares on the TSX on the date of the information included in the Company’s annual information circular.

Initially, executive officers had until January 1, 2018, or if appointed after 2013, five years from the date of their appointment to meet the minimum equity holding requirements. In connection with changes to the long-term incentive components of executive compensation to reduce the award of time-conditioned incentives by eliminating grants of RS Units and to increase the award of performance-conditioned incentives with grants of additional PS Units (which do not qualify as eligible equity under the Policy), executive officers will now have five years from the date of adoption of the new Equity Holdings Requirements Policy in February 2019 to meet the minimum equity holding requirements, provided that officers who did not meet the requirements in February 2019 must acquire not less than a pro-rata amount of equity each year to achieve full compliance by the end of such five year period.

For the purposes of the following disclosure, the following officers are each a “Named Executive Officer” of the Company:

Ray Ferris, President and Chief Executive Officer,

Chris Virostek, Vice-President, Finance and Chief Financial Officer,

Chris McIver, Vice-President, Sales and Marketing,

Sean McLaren, Vice-President, U.S. Lumber,

Brian Balkwill, Vice-President, Canadian Wood Products, and

Ted Seraphim, Former Chief Executive Officer.

The following table shows the total holdings of Shares and RS Units held by each Named Executive Officer as at February 14, 2020 valued based on the closing price on the TSX on February 14, 2020 of $63.17.

Named Executive Officer Share and Unit Holdings

(February 14, 2020)

Named Executive Officer	Shareholdings	RS Unit holdings	Value of total holdings[1] ($)	Total as multiple of 2019 salary
Ray Ferris[2] President and Chief Executive Officer	25,699	5,250	1,955,048	2.8
Chris Virostek[2] Vice President, Finance and Chief Financial Officer	5,995	3,640	608,643	1.4
Chris McIver[2] Vice-President, Sales and Marketing	4,836	3,635	535,113	1.5
Sean McLaren[2] Vice-President, U.S. Lumber	7,500	2,880	655,705	1.4
Brian Balkwill[2] Vice-President, Canadian Wood Products	4,820	2,300	449,770	1.4
Ted Seraphim[2,3,4] Former Chief Executive Officer	37,484	17,095	3,447,755	4.1

1.	Based on the closing price on February 14, 2020 of $63.17.
2.	Named Executive Officers also hold PS Units as follows: T. Seraphim – 25,177; R. Ferris – 29,475; C. Virostek – 12,070; C. McIver – 10,965; S. McLaren – 8,745; B. Balkwill – 7,960.
3.	Mr. Seraphim resigned as Chief Executive Officer effective June 30, 2019.
4.	Mr. Seraphim’s shareholdings are as of June 30, 2019.

On February 13, 2014 the Board approved amendments to our Code of Conduct which included provisions prohibiting insiders from purchasing financial instruments designed to hedge or offset any decrease in the market value of our Shares, Options or units.

Independent Consultant

Compensation Advice

Towers Watson has provided consulting services to us for several years with respect to executive and non-executive compensation. In 2012 the HR&C Committee adopted a protocol under which all consulting services provided by Towers Watson related to executive compensation must be retained and authorized by the HR&C Committee. Towers Watson reports to the HR&C Committee as outside compensation consultant to advise on compensation policies including providing information on comparative levels of compensation for our senior executives and Directors. In 2014, in addition to a survey concerning CEO and Executive Chairman compensation, the HR&C Committee also received advice from Towers Watson on various executive compensation issues. In 2016 Towers Watson conducted a survey for the Company concerning executive compensation. In addition, in 2018 Towers Watson conducted a survey and review of our executive compensation program relative to those of different peer groups. In 2015, 2016, 2017 and 2018 Towers Watson provided advice on executive compensation.

Compensation Risk Assessment Advice

The Company engaged Towers Watson in 2017 and 2019 to conduct independent reviews of material compensation related risks. In 2017, the HR&C Committee received advice and a compensation risk assessment report from Towers Watson which concluded that there did not appear to be significant risks arising from the Company’s compensation policies and practices that were likely to have a material adverse effect on the Company. In its assessment, Towers Watson took into account the limited compensation-related risks within the Company, the involvement and authority of the Board in both compensation and risk management oversight, the greater emphasis on at-risk and variable compensation, and the presence of effective risk mitigating practices in the design of the Company’s compensation programs. In 2019, the HR&C Committee again received advice and updated compensation risk assessment reports from Towers Watson which also concluded that there did not appear to be significant risks arising from the Company’s compensation policies and practices that were likely to have a material adverse affect on the Company. In its updated assessment and reports, Towers Watson also took into account and considered the limited compensation-related risks within the Company, the involvement and authority of the Board in both compensation and risk management oversight, the presence of effective risk mitigating practices in the design of compensation programs, and the changes to the long-term executive incentive compensation mix that place a greater emphasis on performance-conditioned long-term incentive grants.

Fees

The following table shows the fees paid to Towers Watson for services provided in the last two fiscal years:

Type of Work	2019		2018
Executive Compensation-Related Fees	$11,065		$91,020
All Other Fees	$3,360	[1]	$0
1.	Paid for general industry compensation related services and surveys.

Submitted by the HR&C Committee:

Brian G. Kenning (Chair)

John N. Floren

Janice G. Rennie

Robert L. Phillips

Performance Graph

The following graph and table compare the total cumulative return to a Shareholder who invested $100 in our Common shares on December 31, 2014 with the cumulative total return of the S&P/TSX Composite Index and the S&P/TSX Paper & Forest Products Index for the same period.

	2014	2015	2016	2017	2018	2019
West Fraser Timber Co. Ltd.	100	79	73	119	104	90
S&P/TSX Composite Index	100	92	111	121	110	136
S&P/TSX Paper & Forest Products Index	100	79	73	104	87	78

Notes:

1.	All returns are expressed on a total return basis (all cash and stock dividends reinvested in the index or security).
2.	All information per Bloomberg.

We consider the S&P/TSX Paper & Forest Products Index to be an appropriate comparative measure. This is a capitalization-weighted index of leading forest products companies and includes Canfor Corporation, Interfor Corporation, Norbord Inc., Stella-Jones Inc., Western Forest Products Inc., and West Fraser Timber Co. Ltd.

The following graph and table illustrates the relationship between the indexed TSR of our Common Shares on the TSX from December 31, 2014 to the period ending December 31, 2019 considering a $100 investment versus total indexed direct compensation for the Company’s Named Executive Officers (2014 equals $100).

	2014	2015	2016	2017	2018	2019
West Fraser Timber Co. Ltd.[1]	100	79	73	119	104	90
NEO total direct compensation[2]	100	70	109	127	124	96

Notes:

1.	All returns are expressed on a total return basis (all cash and stock dividends reinvested in the index or security). All information per Bloomberg.
2.	Named Executive Officer direct compensation includes base salary, annual incentive (bonus) plan payments, share-based and option-based awards measured using the Binomial valuation method.

Executive Compensation

Total compensation for Named Executive Officers, as described in the Summary Compensation Table set out below, reflects a gradual recovery from the significant downturn in the forest products industry which began in 2006. Annual incentive bonuses for Named Executive Officers were not earned or paid for 2007, 2008, 2009 and 2011. In 2010, 2012, 2013 and 2014 the Company achieved a ROSE in excess of the minimum threshold and annual incentive bonuses were earned, with payment occurring in the following year. The minimum ROSE threshold was not met in 2015 and no annual incentive bonuses were earned by the senior executives, including the Named Executive Officers. In 2016, 2017 and 2018 the minimum ROSE threshold was exceeded and annual incentive bonuses were earned, which were paid out in 2016, 2017 and 2018 respectively. The minimum ROSE threshold was not met in 2019 and no annual incentive bonuses were earned by the senior executives, including the Named Executive Officers. See also “Annual Incentive Bonus Plan” on page 44.

The compensation of each of our Named Executive Officers for our three most recently-completed financial years is set out below:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Share- based awards[1] ($)	Option- based awards[2] ($)	Non-equity incentive plan compensation ($)		Pension value[4] ($)	All other compensation[5] ($)	Total compensation ($)
					Annual incentive plans[3]	Long- term incentive plans
Ray Ferris[6] President and Chief Executive Officer	2019 2018 2017	703,750 579,165 490,155	568,675 299,650 292,350	568,730 300,235 291,860	0 650,000 500,000	Nil Nil Nil	1,781,900 1,143,200 260,500	Nil Nil Nil	3,623,055 2,972,250 1,834,865
Chris Virostek[7] Vice President, Finance and Chief Financial Officer	2019 2018 2017	423,750 405,000 295,000	231,005 220,330 194,900	230,940 219,660 195,025	0 420,000 300,000	Nil Nil Nil	280,500 0 0	Nil Nil Nil	1,166,195 1,264,990 984,925
Chris McIver Vice-President, Sales and Marketing	2019 2018 2017	355,750 347,625 339,650	212,400 207,115 202,640	212,380 207,460 202,565	0 354,000 345,500	Nil Nil Nil	443,500 252,700 186,700	Nil Nil Nil	1,224,030 1,368,900 1,277,055
Sean McLaren[8] Vice-President, U.S. Lumber	2019 2018 2017	453,367 432,278 418,019	169,920 165,985 159,380	170,025 165,505 159,275	0 440,538 430,486	Nil Nil Nil	724,100 134,200 159,800	Nil Nil Nil	1,517,412 1,338,506 1,326,960
Brian Balkwill Vice-President, Canadian Wood Products	2019 2018 2017	328,250 288,750 257,500	162,170 132,200 127,505	162,765 132,695 127,420	0 325,000 265,000	Nil Nil Nil	549,900 765,400 162,400	Nil Nil Nil	1,203,085 1,704,085 989,825
Ted Seraphim[9] Former Chief Executive Officer	2019 2018 2017	835,380 820,095 797,750	501,200 978,275 950,360	1,002,420 977,640 950,390	0 1,044,250 1,018,750	Nil Nil Nil	897,100 832,700 635,200	Nil Nil Nil	3,236,100 4,652,960 4,352,450

1.

For a description of the units see “Phantom Share Unit Plan” on page 46. Units are valued at the date of grant using the Towers Watson Binomial method which was the method used by the HR&C Committee when granting the units. This method was applied consistently in its competitive market analysis.

2.

Options have a term of ten years and vest as to 20% on each of the first through fifth anniversary dates of the grant date. Each Option was valued using the Towers Watson Binomial method for the same reason as described in footnote 1. Whether the executive will receive value under these Options will depend on the future market price of Common shares. A description of the current value of all Options held by each Named Executive Officer is set out in the charts at pages 54 – 57.

3.	Annual incentive (bonus) plan payments are included in the year earned and are paid in the following year.
4.

Pension value represents the change in the pension liability related to the annual service cost, actual and assumed future compensation changes and the impact of plan changes, if any. The pension value is calculated based on the Company’s best estimate of future events that affect pension liabilities, including assumptions about future salary adjustments and bonuses, and is reflected in the pension value for the Named Executive Officers. Pension values will increase in those years where there has been a significant salary increase. Pension values will also be affected by changes in future compensation assumptions and in particular in those years where such assumptions have been updated following periodic reviews of the underlying pension plans and their associated liabilities.

5.	Perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of total compensation for any of our Named Executive Officers.
6.

Mr. Ferris was appointed President effective April 19, 2018, prior to which he was the Company’s Executive Vice-President and Chief Operating Officer effective March 31, 2017. Mr. Ferris was appointed Chief Executive Officer effective June 30, 2019 on the retirement of Ted Seraphim from that role.

7.	Mr. Virostek was appointed Vice-President, Finance and Chief Financial Officer effective March 31, 2017.
8.

Over the three-year period reported in the table above, Mr. McLaren’s salary and annual incentive compensation was awarded in U.S. dollars. The exchange rate used to convert this U.S. dollar compensation was the Bank of Canada’s average US/CDN exchange rate for the fiscal year (2019 = 1.3268; 2018 = 1.2957; 2017 = 1.2986).

9.	The long-term incentive component of Mr. Seraphim’s compensation was based on a target multiplier of 240% of his base salary at the time of grant.

Option Grants

Under the Stock Option Plan, the exercise price of an Option per Common share will not be less than the closing price of the Common shares on the TSX on the last trading day before the Option is granted. The length of the term of Options will be fixed by the Board or the HR&C Committee at not more than ten years and, unless otherwise determined by the Board or the HR&C Committee, Options vest at the rate of 20% per year over the first five years of the term.

Under the Stock Option Plan, Options may not be exercised after a holder ceases to be an eligible participant except that (a) an Option held on the death of an Option holder may be exercised by the personal representative of the holder during the period ending on the earlier of its expiry date and two years after the date of death, (b) an Option held on the retirement or total disability of an Option holder may be exercised during the period ending on the earlier of its expiry date and five years after the date of retirement or disability, and (c) a vested Option held in any other case, may be exercised no later than the earlier of its expiry date and 30 days after the date the holder ceases to be an eligible participant. Options are not assignable, other than those that may be exercised by the personal representative of a deceased holder. We do not provide any financial assistance to holders of Options in connection with the exercise of Options.

The number of Common shares subject to an Option, the exercise price per Common share and the total number of Common shares that may be made subject to Options under the Stock Option Plan will be adjusted proportionately in the event of any subdivision or consolidation of Common shares or any dividend payable in Common shares and will be adjusted as determined by the Board in the event of certain other reorganizations or other events affecting the Common shares. Under the Stock Option Plan, Options granted which have not vested do not automatically vest on a change of control.

The Stock Option Plan permits outstanding vested Options to be surrendered by the holder to the Company in return for a cash payment under the Cash Value Alternative. The cash payment for a surrendered Option is equal to the amount by which the weighted average price per share at which the Common shares were traded on the TSX on the last trading day exceeds the exercise price per Common share applicable to the Option multiplied by the number of Common shares underlying the Option and the amount determined by the HR&C Committee as representative of the estimated costs avoided by the Option holder (such as trading commissions) by virtue of electing the Cash Value Alternative. Since implementation of the Cash Value Alternative in 2003 only 160,535 Common shares have been issued on the exercise of outstanding Options. Our management believes that the Stock Option Plan, with the Cash Value Alternative, operates in a manner similar to the types of long-term incentive plans currently recommended by major institutional shareholder groups for public companies in North America.

The Stock Option Plan restricts the Option holdings of insiders. It provides that: (a) annual grants of Options to insiders may not be for a number of Common shares that exceeds 1% of the total number of our outstanding voting securities (the “Issued Shares”); (b) no single insider may hold, at any time, Options to acquire a number of Common shares that, together with all other Common shares issuable to the insider under any other equity compensation arrangements then in place (“Other Arrangements”), would exceed 5% of the Issued Shares; (c) the total number of Options held, at any time, by insiders cannot allow them to acquire a number of Common shares that, together with all other Common shares issuable to insiders under any Other Arrangements, would exceed 10% of the Issued Shares; and (d) the number of Common shares that may be acquired by all insiders during any 12 month period by exercising Options, together with all other Common shares issuable to insiders under any Other Arrangements, may not exceed 10% of the Issued Shares.

The Board has the power, without Shareholder approval, to amend, suspend, terminate or discontinue the Stock Option Plan provided that doing so will not adversely alter or impair any Option without the written consent of the holder. This power includes the right to make appropriate adjustments to outstanding Options in the event of certain corporate transactions, to add provisions requiring forfeiture of Options in certain circumstances, to specify practices with respect to applicable tax withholdings, and to enhance clarity or correct ambiguous provisions in the Stock Option Plan. Notwithstanding this power, the Stock Option Plan provides that the Board may not, without Shareholder approval, amend the Stock Option Plan or an Option to: (i) increase the number of Common shares that may be issued; (ii) reduce the subscription price of an outstanding Option; (iii) extend the term of any Option beyond its expiry date or allow for an expiry date to be greater than ten years; (iv) allow non-permitted assignments or exercises of Options; (v) expand the persons entitled to participate in the Stock Option Plan; (vi) or provide for other types of equity-based compensation.

In 2007 we obtained the approval of our Shareholders to make certain amendments to the Stock Option Plan which included, amending the amendment provision to specify the circumstances in which Shareholder approval is or is not required for an amendment to the Stock Option Plan. In 2008 and 2010 our Board made housekeeping amendments to the Stock Option Plan to (i) clarify provisions related to retirement, disability or death, and (ii) clarify provisions related to withholding taxes, respectively.

In 2016 we obtained approval of our Shareholders to amend the Stock Option Plan to increase by 750,000 the number of Common shares that may be issued under Options and to restrict other forms of amendment without Shareholder approval.

A total of 151,530 Options were granted pursuant to the Stock Option Plan during the year ended December 31, 2019 and a total of 9,529 Options were exercised for Common shares during the year. An additional 157,685 Options were granted pursuant to the Stock Option Plan in February of 2020.

The Options granted to each of the Named Executive Officers during the financial year ended December 31, 2019 pursuant to the Stock Option Plan were as follows:

Option Grants During 2019

Name	Securities Under Options Granted (#)	% of Total Options Granted to Employees in Financial Year	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options on the Date of Grant ($/Security)	Expiration Date
Ray Ferris	23,900	16	72.11	1,723,429	February 15, 2029
Chris Virostek	9,705	6	72.11	699,828	February 15, 2029
Chris McIver	8,925	6	72.11	643,582	February 15, 2029
Sean McLaren	7,145	5	72.11	515,226	February 15, 2029
Brian Balkwill	6,840	5	72.11	493,232	February 15, 2029
Ted Seraphim	42,125	28	72.11	3,037,634	June 30, 2024

The outstanding Options held by each Named Executive Officer that vested during the financial year ended December 31, 2019 were as follows:

Options Vested During 2019

Name	Number of Options	Value ($)[1]
Ray Ferris	15,347	240,704
Chris Virostek	3,813	26,404
Chris McIver	11,104	171,345
Sean McLaren	8,734	134,626
Brian Balkwill	4,436	72,031
Ted Seraphim[2]	174,342	1,274,401

1.	Based on the Closing Price as at the date of vesting. No value is attributed to options that have an exercise price greater than the Closing Price at date of vesting.
2.	Effective June 30, 2019 Mr. Seraphim retired as CEO of the Company. As a result, 131,369 of previously unvested Options held by him vested on June 30, 2019.

During 2019, no outstanding Options were surrendered for cash by the the Named Executive Officers.

The following tables provide particulars of Options held by each of the Named Executive Officers as of February 14, 2020 with current value based on the Closing Price of $63.17:

Ray Ferris

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	18,450	Nil	40.82	412,358	Nil	February 15, 2023
February 17, 2014	14,350	Nil	53.96	132,163	Nil	February 17, 2024
February 23, 2015	9,908	2,477	73.99	Nil	Nil	February 23, 2025
February 15, 2016	13,461	8,974	40.97	298,834	199,223	February 15, 2026
February 20, 2017	6,890	10,335	52.95	70,416	105,624	February 20, 2027
February 16, 2018	2,068	8,272	85.40	Nil	Nil	February 16, 2028
February 15, 2019	Nil	23,900	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	44,635	64.50	Nil	Nil	February 14, 2030
Totals	65,127	98,593		913,771	304,847

Chris Virostek

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
April 3, 2017	4,600	6,900	55.62	34,730	52,095	April 3, 2027
February 16, 2018	1,513	6,052	85.40	Nil	Nil	February 16, 2028
February 15, 2019	Nil	9,705	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	13,950	64.50	Nil	Nil	February 14, 2030
Totals	6,113	36,607		34,730	52,095

Chris McIver

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	14,400	Nil	40.82	321,840	Nil	February 15, 2023
February 17, 2014	11,200	Nil	53.96	103,152	Nil	February 17, 2024
February 23, 2015	7,724	1,931	73.99	Nil	Nil	February 23, 2025
February 15, 2016	9,339	6,226	40.97	207,326	138,217	February 15, 2026
February 20, 2017	4,782	7,173	52.95	48,872	73,308	February 20, 2027
February 16, 2018	1,429	5,716	85.40	Nil	Nil	February 16, 2028
February 15, 2019	Nil	8,925	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	11,575	64.50	Nil	Nil	February 14, 2030
Totals	48,874	41,546		681,190	211,525

Sean McLaren

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	11,350	Nil	40.82	253,672	Nil	February 15, 2023
February 17, 2014	8,775	Nil	53.96	80,818	Nil	February 17, 2024
February 23, 2015	6,044	1,511	73.99	Nil	Nil	February 23, 2025
February 15, 2016	7,344	4,896	40.97	163,037	108,691	February 15, 2026
February 20, 2017	3,760	5,640	52.95	38,427	57,641	February 20, 2027
February 16, 2018	1,140	4,560	85.40	Nil	Nil	February 16, 2028
February 15, 2019	Nil	7,145	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	9,270	64.50	Nil	Nil	February 14, 2030
Totals	38,413	33,022		535,954	166,332

Brian Balkwill

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	1,000	Nil	40.82	22,350	Nil	February 15, 2023
February 17, 2014	1,490	Nil	53.96	13,723	Nil	February 17, 2024
February 23, 2015	1,204	301	73.99	Nil	Nil	February 23, 2025
February 15, 2016	2,838	2,838	40.97	63,003	63,003	February 15, 2026
February 20, 2017	1,504	4,512	52.95	15,371	46,113	February 20, 2027
February 16, 2018	914	3,656	85.40	Nil	Nil	February 16, 2028
February 15, 2019	Nil	6,840	72.11	Nil	Nil	February 15, 2029
February 14, 2020	Nil	9,040	64.50	Nil	Nil	February 14, 2030
Totals	8,950	27,187		114,447	109,116

Ted Seraphim

Option Grant Date	Exercisable	Non- Exercisable	Exercise Price ($)	Current Value of Exercisable Options ($)	Current Value of Non- Exercisable Options ($)	Expiry Date
February 15, 2013	41,500	Nil	40.82	927,525	Nil	February 15, 2023
February 17, 2014	36,580	Nil	53.96	336,902	Nil	February 17, 2024
February 23, 2015	33,780	Nil	73.99	Nil	Nil	June 30, 2024
February 15, 2016	54,745	Nil	40.97	1,215,339	Nil	June 30, 2024
February 20, 2017	56,090	Nil	52.95	573,240	Nil	June 30, 2024
February 16, 2018	33,670	Nil	85.40	Nil	Nil	June 30, 2024
February 15, 2019	42,125	Nil	72.11	Nil	Nil	June 30, 2024
Totals	298,490	Nil		3,053,006	Nil

RS Units and PS Units

Beginning in 2010 our Board of Directors has approved annual grants of RS Units and PS Units (collectively, “Units”) to Named Executive Officers and other employees pursuant to the Phantom Share Unit Plan. The plan and Units are described in the Report on Executive Compensation under the heading “Phantom Share Unit Plan” on page 46.

The Units granted to each of the Named Executive Officers during the year ended December 31, 2019 were as follows:

Equity-Based Grants During 2019

	Number of Units Granted		% of Total Units Granted to Employees in the Current Year		Aggregate Market Value of Units on Date of Grant ($)		Aggregate Market Value of Units at February 14, 2020 ($)
Name	RSUs[1]	PSUs[2]	RSUs	PSUs	RSUs[3]	PSUs[3]	RSUs[4]	PSUs[4]
Ray Ferris	Nil	9,170	Nil	23	Nil	661,249	Nil	579,269
Chris Virostek	Nil	3,725	Nil	9	Nil	268,610	Nil	235,308
Chris McIver	Nil	3,425	Nil	9	Nil	246,977	Nil	216,357
Sean McLaren	Nil	2,740	Nil	7	Nil	197,581	Nil	173,086
Brian Balkwill	Nil	2,615	Nil	7	Nil	188,568	Nil	165,190
Ted Seraphim	Nil	8,082	Nil	20	Nil	582,793	Nil	510,540

1.	RS Units.
2.	PS Units.
3.	Based on the Closing Price of $72.11.
4.	Based on the Closing Price of $63.17.

The following tables provide particulars of Units held by each of the Named Executive Officers as of February 14, 2020 with the current value based on the Closing Price of $63.17:

	Vesting 2020		Vesting 2021		Vesting 2022		Vesting 2023		Value as at February 14, 2020[1]($)
Name	RSUs	PSUs	RSUs	PSUs	RSUs	PSUs	RSUs	PSUs	RSUs	PSUs
Ray Ferris	3,210	3,210	2,040	2,040	Nil	9,170	Nil	15,055	331,643	1,861,936
Chris Virostek	2,140	2,140	1,500	1,500	Nil	3,725	Nil	4,705	229,939	762,462
Chris McIver	2,225	2,225	1,410	1,410	Nil	3,425	Nil	3,905	229,623	692,659
Sean McLaren	1,750	1,750	1,130	1,130	Nil	2,740	Nil	3,125	181,930	552,422
Brian Balkwill	1,400	1,400	900	900	Nil	2,615	Nil	3,045	145,291	502,833
Ted Seraphim	10,435	10,435	6,660	6,660	Nil	8,082	Nil	Nil	1,079,891	1,590,431

1.	Based on the Closing Price of $63.17.

The Units held by each of the Named Executive Officers that vested during the year ended December 31, 2019 were as follows:

Equity-Based Awards Vested During 2019

	Number of units vested		Value paid at February 20, 2019 ($)
Name	RSUs[1]	PSUs[1]	RSUs[2]	PSUs[2]
Ray Ferris	4,130	4,130	309,372	593,594
Chris Virostek	Nil	Nil	Nil	Nil
Chris McIver	2,864	2,864	214,533	411,904
Sean McLaren	2,251	2,251	168,644	323,796
Brian Balkwill	1,302	1,302	97,515	187,229
Ted Seraphim	10,072	10,072	754,500	1,448,640

1.	RS Units and PS Units granted during 2016 plus additional units credited under the Phantom Share Unit Plan as a result of dividends on the Common shares.
2.

Based on 20-day volume weighted average trading price for the period immediately preceding February 16, 2019 of $74.91 per unit for RS Units and $74.91 per unit for PS Units and a performance multiplier of 1.92 for PS Units.

Pension Plans

The majority of our full-time salaried employees are covered by non-contributory defined benefit pension plans.

For those salaried employees whose employment began before 2016, the plans provide a pension equal to 2% of the highest average compensation (which includes base salary and bonuses) of the employee for any consecutive 60-month period in that employee’s final 10 years with us multiplied by the number of years of credited service with us. Normal retirement is at age 65. In accordance with applicable tax legislation, these plans allow for additional years of credited service until a continuing employee reaches age 71. Each of these pension plans allows for early retirement at age 55 with a minimum service requirement of two years. Benefits provided for early retirement are reduced by 4% per year for retirement between the ages of 55 and 57 and by 3% per year for retirement between the ages of 58 and 59. No reduction is made for retirement between the ages of 60 and 64.

On January 1, 2016 we introduced a new non-contributory defined benefit pension plan for salaried employees whose employment begins on or after that date. Changes from the existing plans include a pension based on the employee’s average annual salary over the final 10 years with us as well as the elimination of early retirement benefits so that full pension benefits are only achieved on retirement at age 65 or over. In accordance with applicable tax legislation, this new plan also allows for additional years of credited service until a continuing employee reaches age 71.

The estimated annual pension payable upon retirement, assuming employment began before 2016, no reduction for early retirement and based on the standard form life annuity for a minimum of 60 months with no joint survivor pension, is as follows:

Estimated Annual Benefits Payable Upon Retirement

Annual Compensation	Years of Service
	15 Years	20 Years	25 Years	30 Years
$400,000	$120,000	$160,000	$200,000	$240,000
$500,000	$150,000	$200,000	$250,000	$300,000
$600,000	$180,000	$240,000	$300,000	$360,000
$700,000	$210,000	$280,000	$350,000	$420,000
$800,000	$240,000	$320,000	$400,000	$480,000
$900,000	$270,000	$360,000	$450,000	$540,000
$1,000,000	$300,000	$400,000	$500,000	$600,000
$1,100,000	$330,000	$440,000	$550,000	$660,000
$1,200,000	$360,000	$480,000	$600,000	$720,000
$1,300,000	$390,000	$520,000	$650,000	$780,000
$1,400,000	$420,000	$560,000	$700,000	$840,000
$1,500,000	$450,000	$600,000	$750,000	$900,000

Compensation for the purposes of the pension plans, based on employment beginning before 2016, is defined as the average annual compensation, including salary and bonus, of the highest consecutive 60-month period in the last 10 years’ service with the Company.

The benefits listed in the table are not subject to any deduction for Canada Pension Plan or other offset amounts.

The table below sets forth the accumulated pension benefits for each of the Named Executive Officers as at December 31, 2019:

Name	Number of years credited service (#)	Annual benefits payable[1] ($)		Opening present value of defined benefit obligation[2] ($)	Compensatory change ($)[3]	Non- compensatory change[4] ($)	Closing present value of defined benefit obligation[2] ($)
		At year end	At age 65
Ray Ferris	18.3	341,900	480,900	4,800,500	1,781,900	853,600	7,436,000
Chris Virostek[5]	2.7	36,800	280,400	—	280,500	415,100	695,600
Chris McIver	28.7	350,500	451,400	4,417,100	443,500	725,700	5,586,300
Sean McLaren	31.5	360,000	519,900	4,291,700	724,100	986,000	6,001,800
Brian Balkwill	32.7	289,100	367,600	4,241,600	549,900	850,600	5,642,100
Ted Seraphim	22.3	701,000	855,800	9,194,000	897,100	1,381,500	11,472,600

1.

Represents the estimated annual pension, excluding any employee-paid ancillary benefits, where applicable, that would be received by the Named Executive Officer upon retirement at age 65 based on actual pensionable earnings at December 31, 2019. The annual pension payable at year end is based on actual credited service at December 31, 2019. The annual pension at age 65 is based on credited service projected to age 65. In accordance with applicable tax legislation, our pension plans allow for additional years of credited service until a continuing employee reaches age 71.

2.

The present value is the estimated value of the pension obligation to the date indicated using the actuarial assumptions and methods that are consistent with those used in determining pension liabilities as disclosed in the consolidated financial statements.

3.

Compensatory change represents the change in the pension liability related to the annual service cost, actual and assumed future compensation changes and the impact of plan changes, if any. The pension value is calculated based on the Company’s best estimate of future events that affect pension liabilities, including assumptions about future salary adjustments and bonuses, and is reflected in the pension value for the Named Executive Officers. Pension values will increase in those years where there has been a significant salary increase. Pension values will also be affected by changes in future compensation assumptions and in particular in those years where such assumptions have been updated following periodic reviews of the underlying pension plans and their associated liabilities.

4.	Non-compensatory change includes items such as interest on the obligation and the impact of changes in the discount rate assumption.

5.	The Company’s pension plan has a 2-year wait period for enrolment. These years of service are credited to the employee after the wait period has passed.

The estimated years of credited service under the pension plans at the normal retirement age of 65 for each Named Executive Officer other than Ted Seraphim who retired in 2019 is set out below. We have not granted on a discretionary basis any additional years of credited service to our Named Executive Officers in excess of their actual years of service.

Ray Ferris	26 years
Chris Virostek	21 years
Chris McIver	37 years
Sean McLaren	45 years
Brian Balkwill	41 years

Severance and Change of Control Agreements

Other than pension and retirement benefits described above and the CEO retirement arrangement described below, the Company has not entered into any agreements with its Named Executive Officers that provide for payments following or in connection with any termination (whether voluntary, involuntary or constructive) or a change in control of the Company.

The Company entered into a CEO retirement arrangement with Mr. Seraphim in connection with his retirement as CEO on June 30, 2019. Under this arrangement, Mr. Seraphim continued as an employee until December 31, 2019 at his current base salary and benefits (other than long-term disability and vacation benefits) and was to consult and advise the Company as needed. In connection with this arrangement, for his service as CEO Mr. Seraphim was granted 42,125 Options and 8,082 PS Units as part of the 2019 annual long-term incentive grants to our executive officers and was entitled to a pro-rated bonus in respect of his service as CEO to June 30, 2019 (should bonuses be payable under the terms of our Bonus Plan). As part of this arrangement, the Board also determined that it would be appropriate that, following his retirement on December 31, 2019, Mr. Seraphim would be entitled to retain all his granted and unvested PS Units and RS Units without any pro-rata reduction on account of his retirement.

Directors’ Compensation and Holdings

For a description of retainers and fees payable to Directors, actual compensation paid during 2019 and securities held by Directors, see “Information regarding Nominees for Election as Directors—Director Compensation” beginning on page 21.

Indebtedness of Directors, Officers and Employees

The following table sets out the aggregate indebtedness outstanding to us from our employees and former employees as at February 14, 2020. We do not grant loans to our Directors or officers. None of our current Directors, officers, or any former Director or officer, or any associate of any of the foregoing, is, or has been at any time during 2019, indebted to us or our subsidiaries, either in connection with the purchase of our securities or otherwise.

AGGREGATE INDEBTEDNESS

Purpose	To the Company or its Subsidiaries	To Another Entity
Share purchases	Nil	Nil
Employee loans	$2,181,432	Nil

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information with respect to securities authorized for issuance by us under equity compensation plans that permit issuance from treasury as at December 31, 2019.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by Shareholders	1,211,137	$51.78	338,052
Equity compensation plans not approved by Shareholders	N/A	N/A	N/A
Total	1,211,137	$51.78	338,052

ADDITIONAL INFORMATION

Additional information (including financial information) relating to us can be found in our Annual Report for the year ended December 31, 2019, which includes our Annual Information Form and our audited financial statements for the years ended December 31, 2019 and 2018 and the accompanying audit report and management’s discussion and analysis. The Annual Report is on our website (www.westfraser.com) and can also be found on SEDAR (www.sedar.com). Copies of the Annual Report and the relevant portion of any documents incorporated by reference in the Annual Report, as well as additional copies of this Circular, may be obtained upon request to our Chief Financial Officer, Suite 501 – 858 Beatty Street, Vancouver, B.C., V6B 1C1 or by emailing to shareholder@westfraser.com.

DATED at Vancouver, B.C., March 6, 2020.

BY ORDER OF THE BOARD

/s/ Raymond Ferris
Raymond Ferris
President and Chief Executive Officer